Exhibit 99.2

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except per share data)	At September 30, 2020	At December 31, 2019
ASSETS
Cash and cash equivalents:
Cash and due from banks	$538,481	$491,787
Interest-bearing deposits with other banks	1,232,773	736,584

Total cash and cash equivalents	1,771,254	1,228,371
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	300,444	442,440
Investment securities:
Available-for-sale, at fair value (amortized cost of $7,187,692 and $6,639,277)	7,446,163	6,720,001
Held-to-maturity, at amortized cost (fair value of $180,364 and $144,844)	170,309	139,445

Total investment securities	7,616,472	6,859,446
Loans and leases held-for-sale (includes $460,172 and $91,202 at fair value)	460,427	199,786
Loans and leases	34,343,691	34,497,464
Allowance for loan and lease losses	(515,229)	(113,052)

Loans and leases, net	33,828,462	34,384,412
Premises and equipment, net	469,699	533,138
Goodwill	1,313,046	1,299,878
Other intangible assets, net	151,875	168,368
Loan servicing rights	38,253	56,313
Other assets	1,615,857	1,479,401

Total assets	$47,565,789	$46,651,553

LIABILITIES AND EQUITY
Liabilities
Deposits:
Noninterest-bearing	$10,691,041	$7,970,590
Interest-bearing	28,481,056	26,497,873

Total deposits	39,172,097	34,468,463
Short-term borrowings	655,461	2,669,145
Long-term borrowings	871,845	2,354,448
Other liabilities	1,207,966	1,432,256

Total liabilities	41,907,369	40,924,312

Equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; 7,000 shares issued	169,302	169,302
Common stock, $1.00 par value, 220,000,000 shares authorized
Issued—152,379,722 shares at September 30, 2020 and 152,965,571 shares at December 31, 2019	152,380	152,966
Additional paid-in capital	3,450,669	3,462,080
Retained earnings	1,700,044	1,896,427
Accumulated other comprehensive income	191,771	54,277
Other	(27,122)	(28,037)

Total TCF Financial Corporation shareholders’ equity	5,637,044	5,707,015
Non-controlling interest	21,376	20,226

Total equity	5,658,420	5,727,241

Total liabilities and equity	$47,565,789	$46,651,553

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Interest income
Interest and fees on loans and leases	$373,112	$417,370	$1,209,034	$983,890
Interest on investment securities:
Taxable	35,648	31,038	109,073	69,745
Tax-exempt	3,892	3,385	12,396	7,277
Interest on loans held-for-sale	3,829	1,408	8,712	2,832
Interest on other earning assets	3,967	6,607	14,995	13,739

Total interest income	420,448	459,808	1,354,210	1,077,483

Interest expense
Interest on deposits	31,852	70,900	146,056	149,154
Interest on borrowings	11,429	17,115	51,147	48,050

Total interest expense	43,281	88,015	197,203	197,204

Net interest income	377,167	371,793	1,157,007	880,279
Provision for credit losses	69,664	27,188	245,333	50,879

Net interest income after provision for credit losses	307,503	344,605	911,674	829,400

Noninterest income
Leasing revenue	31,905	39,590	102,642	117,032
Fees and service charges on deposit accounts	25,470	34,384	82,899	88,504
Net gains (losses) on sales of loans and leases	23,490	(5,984)	73,114	13,374
Card and ATM revenue	23,383	23,315	65,704	62,470
Wealth management revenue	6,506	4,241	18,863	4,241
Servicing fee revenue	321	5,121	10,154	14,754
Net gains on investment securities	2,324	5,900	2,332	7,417
Other	5,411	(12,309)	33,119	(312)

Total noninterest income	118,810	94,258	388,827	307,480

Noninterest expense
Compensation and employee benefits	168,323	155,745	511,650	395,953
Occupancy and equipment	48,233	49,229	159,628	132,789
Lease financing equipment depreciation	17,932	19,408	54,594	57,797
Net foreclosed real estate and repossessed assets	1,518	2,203	4,375	9,281
Merger-related expenses	54,011	111,259	172,358	124,943
Other	83,423	87,776	245,675	194,781

Total noninterest expense	373,440	425,620	1,148,280	915,544

Income before income tax (benefit) expense	52,873	13,243	152,221	221,336
Income tax (benefit) expense	(4,429)	(11,735)	14,870	28,866

Income after income tax (benefit) expense	57,302	24,978	137,351	192,470
Income attributable to non-controlling interest	1,564	2,830	5,950	9,401

Net income attributable to TCF Financial Corporation	55,738	22,148	131,401	183,069
Preferred stock dividends	2,494	2,494	7,481	7,481

Net income available to common shareholders	$53,244	$19,654	$123,920	$175,588

Earnings per common share
Basic	$0.35	$0.15	$0.82	$1.79
Diluted	0.35	0.15	0.82	1.79
Weighted-average common shares outstanding
Basic	151,768,337	128,575,171	151,761,299	97,876,262
Diluted	151,821,592	128,754,588	151,826,928	98,055,279

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Net income attributable to TCF Financial Corporation	$55,738	$22,148	$131,401	$183,069
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips	(7,694)	19,230	138,550	87,223
Net unrealized gains (losses) on net investment hedges	(2,655)	1,641	3,269	(2,846)
Foreign currency translation adjustment	3,721	(1,968)	(4,298)	5,014
Recognized postretirement prior service cost	(9)	(9)	(27)	(25)

Total other comprehensive income (loss), net of tax	(6,637)	18,894	137,494	89,366

Comprehensive income	$49,101	$41,042	$268,895	$272,435

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Equity (Unaudited)

At or For the Three Months Ended September 30, 2020 and 2019

	TCF Financial Corporation
	Number of Shares Issued		Preferred	Common	Additional Paid-in	Retained	Accumulated Other Comprehensive Income			Non- controlling	Total
(Dollars in thousands)	Preferred	Common	Stock	Stock	Capital	Earnings	(Loss)	Other	Total	Interest	Equity
Balance, June 30, 2020	7,000	152,233,106	$169,302	$152,233	$3,441,925	$1,700,480	$198,408	$(27,093)	$5,635,255	$23,300	$5,658,555

Net income	—	—	—	—	—	55,738	—	—	55,738	1,564	57,302
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	(6,637)	—	(6,637)	—	(6,637)
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	(3,488)	(3,488)
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(2,494)	—	—	(2,494)	—	(2,494)
Dividends on common stock of $0.35 per common share	—	—	—	—	—	(53,680)	—	—	(53,680)	—	(53,680)
Stock compensation plans, net of tax	—	146,616	—	147	8,715	—	—	—	8,862	—	8,862
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	29	—	—	(29)	—	—	—

Balance, September 30, 2020	7,000	152,379,722	$169,302	$152,380	$3,450,669	$1,700,044	$191,771	$(27,122)	$5,637,044	$21,376	$5,658,420

Balance, June 30, 2019	7,000	87,943,860	$169,302	$87,944	$781,788	$1,874,308	$37,334	$(265,017)	$2,685,659	$24,858	$2,710,517

Net income	—	—	—	—	—	22,148	—	—	22,148	2,830	24,978
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	18,894	—	18,894	—	18,894
Reverse merger with Chemical Financial Corporation	—	65,539,678	—	65,540	2,687,153	—	—	265,863	3,018,556	—	3,018,556
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	(4,375)	(4,375)
Repurchases of 780,716 shares of common stock	—	—	—	—	—	—	—	(32,310)	(32,310)	—	(32,310)
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(2,494)	—	—	(2,494)	—	(2,494)
Dividends on common stock of $0.35 per common share	—	—	—	—	—	(53,748)	—	—	(53,748)	—	(53,748)
Stock compensation plans, net of tax	—	87,843	—	87	13,070	—	—	242	13,399	—	13,399
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	(3,852)	—	—	3,852	—	—	—

Balance, September 30, 2019	7,000	153,571,381	$169,302	$153,571	$3,478,159	$1,840,214	$56,228	$(27,370)	$5,670,104	$23,313	$5,693,417

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Equity (Unaudited)

At or For the Nine Months Ended September 30, 2020 and 2019

	TCF Financial Corporation
	Number of Shares Issued		Preferred	Common	Additional Paid-in	Retained	Accumulated Other Comprehensive			Non- controlling	Total
(Dollars in thousands)	Preferred	Common	Stock	Stock	Capital	Earnings	Income (Loss)	Other	Total	Interest	Equity
Balance, December 31, 2019	7,000	152,965,571	$169,302	$152,966	$3,462,080	$1,896,427	$54,277	$(28,037)	$5,707,015	$20,226	$5,727,241
Cumulative effect adjustment related to adoption of Accounting Standards Update 2016-13(1)	—	—	—	—	—	(159,323)	—	—	(159,323)	74	(159,249)

Balance, January 1, 2020	7,000	152,965,571	169,302	152,966	3,462,080	1,737,104	54,277	(28,037)	5,547,692	20,300	5,567,992
Net income	—	—	—	—	—	131,401	—	—	131,401	5,950	137,351
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	137,494	—	137,494	—	137,494
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	(4,874)	(4,874)
Repurchases of 873,376 shares of common stock	—	(873,376)	—	(873)	(32,225)	—	—	—	(33,098)	—	(33,098)
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(7,481)	—	—	(7,481)	—	(7,481)
Dividends on common stock of $1.05 per common share	—	—	—	—	—	(160,980)	—	—	(160,980)	—	(160,980)
Stock compensation plans, net of tax	—	287,527	—	287	21,729	—	—	—	22,016	—	22,016
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	(915)	—	—	915	—	—	—

Balance, September 30, 2020	7,000	152,379,722	$169,302	$152,380	$3,450,669	$1,700,044	$191,771	$(27,122)	$5,637,044	$21,376	$5,658,420

Balance, December 31, 2018	7,000	88,198,460	$169,302	$88,198	$798,627	$1,766,994	$(33,138)	$(252,182)	$2,537,801	$18,459	$2,556,260
Net income	—	—	—	—	—	183,069	—	—	183,069	9,401	192,470
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	89,366	—	89,366	—	89,366
Reverse merger with Chemical Financial Corporation	—	65,539,678	—	65,540	2,687,153	—	—	265,863	3,018,556	—	3,018,556
Net investment by (distribution to) non-controlling interest	—	—	—	—	—	—	—	—	—	(4,547)	(4,547)
Repurchases of 1,453,908 shares of common stock	—	—	—	—	—	—	—	(58,805)	(58,805)	—	(58,805)
Dividends on 5.70% Series C Preferred Stock	—	—	—	—	—	(7,481)	—	—	(7,481)	—	(7,481)
Dividends on common stock of $0.94 per common share	—	—	—	—	—	(102,368)	—	—	(102,368)	—	(102,368)
Stock compensation plans, net of tax	—	(166,757)	—	(167)	(5,626)	—	—	15,759	9,966	—	9,966
Change in shares held in trust for deferred compensation plans, at cost	—	—	—	—	(1,995)	—	—	1,995	—	—	—

Balance, September 30, 2019	7,000	153,571,381	$169,302	$153,571	$3,478,159	$1,840,214	$56,228	$(27,370)	$5,670,104	$23,313	$5,693,417

(1)	See “Note 3. Summary of Significant Accounting Policies” for further information

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2020	2019
Cash flows from operating activities
Income after income tax (benefit) expense	$137,351	$192,470
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	245,333	50,879
Share-based compensation expense	26,447	17,762
Depreciation and amortization	320,950	207,954
Provision (benefit) for deferred income taxes	(132,148)	(27,732)
Net gains on sales of assets	(97,068)	(46,966)
Proceeds from sales of loans and leases held-for-sale	1,271,793	512,051
Originations of loans and leases held-for-sale, net of repayments	(1,540,397)	(548,371)
Impairment of loan servicing rights	17,248	4,520
Net change in other assets	(422,496)	(188,081)
Net change in other liabilities	(165,881)	16,229
Other, net	(42,154)	(34,793)

Net cash provided by (used in) operating activities	(381,022)	155,922

Cash flows from investing activities
Proceeds from sales of investment securities available-for-sale	50,797	1,993,274
Proceeds from maturities of and principal collected on investment securities available-for-sale	1,646,241	398,989
Purchases of investment securities available-for-sale	(2,074,989)	(1,424,344)
Proceeds from maturities of and principal collected on investment securities held-to-maturity	22,643	11,945
Purchases of investment securities held-to-maturity	(27,428)	(4,029)
Redemption of Federal Home Loan Bank stock	344,014	162,011
Purchases of Federal Home Loan Bank stock	(202,000)	(142,000)
Proceeds from sales of loans and leases	530,734	566,880
Loan and lease originations and purchases, net of principal collected	(433,410)	(674,459)
Proceeds from sales of other assets	60,018	82,970
Purchases of premises and equipment and lease equipment	(75,885)	(108,404)
Net cash acquired (paid) in business combination	—	975,014
Other, net	23,456	(6,743)

Net cash provided by (used in) investing activities	(135,809)	1,831,104

Cash flows from financing activities
Net change in deposits	4,773,178	(15,296)
Net change in short-term borrowings	(2,013,623)	(17,292)
Proceeds from long-term borrowings	4,956,373	2,799,986
Payments on long-term borrowings	(6,445,567)	(3,838,454)
Payments on liabilities related to acquisition and portfolio purchase	—	(1,000)
Repurchases of common stock	(33,098)	(58,804)
Dividends paid on preferred stock	(7,481)	(7,481)
Dividends paid on common stock	(160,980)	(102,368)
Exercise of stock options	(110)	—
Payments related to tax-withholding upon conversion of share-based awards	(4,104)	(5,813)
Net investment by (distribution to) non-controlling interest	(4,874)	(4,547)

Net cash provided by (used in) financing activities	1,059,714	(1,251,069)

Net change in cash and due from banks	542,883	735,957
Cash and cash equivalents at beginning of period	1,228,371	587,057

Cash and cash equivalents at end of period	$1,771,254	$1,323,014

Supplemental disclosures of cash flow information
Cash paid (received) for:
Interest on deposits and borrowings	$195,619	$192,793
Income taxes, net	130,144	10,367
Noncash activities:
Transfer of loans and leases to other assets	38,938	73,314
Transfer of loans and leases from held-for-investment to held for sale, net	426,063	1,837,445

See accompanying notes to consolidated financial statements.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Basis of Presentation

On August 1, 2019 (the “Merger Date”), TCF Financial Corporation, a Delaware corporation (“Legacy TCF”), merged with and into Chemical Financial Corporation, a Michigan corporation (“Chemical”), with Chemical continuing as the surviving entity (the “Merger”). Immediately following the Merger, Chemical’s wholly owned bank subsidiary, Chemical Bank, a Michigan state-chartered bank, merged with and into Legacy TCF’s wholly owned bank subsidiary, TCF National Bank, a national banking association, with TCF National Bank surviving the merger (“TCF Bank”). Upon completion of the Merger, Chemical was renamed TCF Financial Corporation. TCF Financial Corporation (together with its direct and indirect subsidiaries, “we,” “us,” “our,” “TCF” or the “Corporation”), is a financial holding company, headquartered in Detroit, Michigan. TCF Bank has its main office in Sioux Falls, South Dakota. References herein to “TCF Financial” or the “Holding Company” refer to TCF Financial Corporation on an unconsolidated basis.

The Merger was accounted for as a reverse merger using the acquisition method of accounting, therefore, Legacy TCF was deemed the accounting acquirer for financial reporting purposes, even though Chemical was the legal acquirer. Accordingly, Legacy TCF’s historical financial statements are the historical financial statements of the combined company for all periods before the Merger Date. TCF’s results of operations include the results of operations of Chemical on and after August 1, 2019. Results for periods before August 1, 2019 reflect only those of Legacy TCF and do not include the results of operations of Chemical. The number of shares issued and outstanding, earnings per share, additional paid-in-capital, dividends paid and all references to share quantities of TCF have been retrospectively adjusted to reflect the equivalent number of shares issued to holders of Legacy TCF common stock in the Merger. See “Note 2. Merger” for further information. In addition, the assets and liabilities of Chemical as of the Merger Date have been recorded at their estimated fair value and added to those of Legacy TCF.

TCF Bank operates banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin (TCF’s “primary banking markets”). Through its direct subsidiaries, TCF Bank provides a full range of consumer-facing and commercial services, including consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial customers.

The accompanying unaudited consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the instructions to Quarterly Report on Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, the consolidated financial statements do not include all of the information and notes necessary for complete financial statements in conformity with GAAP. In the opinion of management, the accompanying unaudited consolidated financial statements contain all the significant adjustments, consisting of normal recurring items, considered necessary for fair presentation. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. The information in this Quarterly Report on Form 10-Q is written with the presumption that the users of the interim financial statements have read or have access to the Corporation’s most recent Annual Report on Form 10-K, which contains the latest audited financial statements and notes thereto, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations at and for the year ended December 31, 2019.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates are based on information available to management at the time the estimates are made. Actual results could differ from those estimates. Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

Note 2. Merger

As described in Note 1. Basis of Presentation, on August 1, 2019, the Corporation completed the Merger with Legacy TCF.

The Merger was an all-stock transaction. Pursuant to the merger agreement, on the Merger Date, each holder of Legacy TCF common stock received 0.5081 shares (the “Exchange Ratio”) of TCF’s common stock for each share of Legacy TCF common stock held. Each outstanding share of common stock of Chemical remained outstanding and was unaffected by the Merger other than by the change of the Corporation’s name from Chemical Financial Corporation to TCF Financial Corporation. As of the effective time of the Merger on August 1, 2019, TCF Financial had approximately 153.5 million shares of common stock outstanding. On the Merger Date, the shares of Legacy TCF common stock, which previously traded under the ticker symbol “TCF” on the New York Stock Exchange (the “NYSE”) ceased trading on, and were delisted from, the NYSE. Following the Merger, TCF Financial common stock continues to trade on the Nasdaq Stock Market (“NASDAQ”), but its ticker symbol changed from “CHFC” to “TCF” effective August 1, 2019.

Pursuant to the merger agreement, each outstanding share of Legacy TCF 5.70% Series C Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $25,000 per share (the “Legacy TCF Preferred Stock”) was converted into the right to receive one share of newly created 5.70% Series C Non-Cumulative Perpetual Preferred Stock of TCF, with a liquidation preference of $25,000 per share (the “New TCF Preferred Stock”), and each depository share representing 1/1000th of a share of Legacy TCF Preferred Stock was converted into one depositary share representing 1/1000th of a share of New TCF Preferred Stock. Immediately following the effective time of the Merger, as of August 1, 2019, TCF Financial had 7,000 shares of New TCF Preferred Stock outstanding and 7.0 million related depositary shares outstanding.

The Merger constituted a business combination and was accounted for as a reverse merger using the acquisition method of accounting, therefore, Legacy TCF was deemed the acquirer for financial reporting purposes even though Chemical was the legal acquirer. As a result, the historical financial statements of Legacy TCF became the historical financial statements of the combined company. In addition, the assets acquired, including the intangible assets identified, and assumed liabilities of Chemical as of the Merger Date, have been recorded at their estimated fair value and added to those of Legacy TCF. In many cases, the determination of fair value required management to make estimates about discount rates, expected future cash flows, market conditions and other future events that are highly subjective in nature and subject to change.

As the legal acquirer, Chemical (now TCF Financial Corporation) issued approximately 81.9 million shares of TCF Financial common stock in connection with the Merger, which represented approximately 53% of the voting interests in TCF Financial upon completion of the Merger. Guidance in Accounting Standards Codification (“ASC”) 805-40-30-2 explains that the purchase price in a reverse acquisition is determined based on “the number of equity interests the legal acquiree would have had to issue to give the owners of the legal acquirer the same percentage equity interest in the combined entity that results from the reverse acquisition.” The first step in calculating the purchase price in the Merger is to determine the ownership of the combined company following the Merger. The table below summarizes the ownership of the combined company (“TCF Financial”) following the Merger, as well as the market capitalization of the combined company using shares of Chemical and Legacy TCF common stock outstanding at July 31, 2019 and Chemical’s closing price on July 31, 2019.

(Dollars in thousands)	TCF Financial Ownership and Market Value Table
	Number of Chemical Outstanding Shares	Percentage Ownership	Market Value at $42.04 Chemical Share Price
Legacy TCF shareholders	81,920,494	53.38%	$3,443,938
Chemical shareholders	71,558,755	46.62	3,008,330

Total	153,479,249	100.00%	$6,452,268

Next, the hypothetical number of shares Legacy TCF would have to issue to give Chemical owners the same percentage ownership in the combined company is calculated in the table below (based on shares of Legacy TCF common stock outstanding at July 31, 2019):

	Hypothetical Legacy TCF Ownership
	Number of Legacy TCF Outstanding Shares	Percentage Ownership
Legacy TCF shareholders	161,229,078	53.38%
Chemical shareholders	140,835,967	46.62

Total	302,065,045	100.00%

Finally, the purchase price is calculated based on the number of hypothetical shares of Legacy TCF common stock issued to Chemical shareholders multiplied by the share price as demonstrated in the table below.

(Dollars in thousands, except per share data)
Number of hypothetical Legacy TCF shares issued to Chemical shareholders	140,835,967
Legacy TCF market price per share as of July 31, 2019	$21.38
Purchase price determination of hypothetical Legacy TCF shares issued to Chemical shareholders	$3,011,073
Value of Chemical stock options hypothetically converted to options to acquire shares of Legacy TCF common stock	7,335
Cash in lieu of fractional shares	148

Purchase price consideration	$3,018,556

The following table provides the purchase price allocation as of the Merger Date and the assets acquired and liabilities assumed at their estimated fair value as of the Merger Date as recorded by the Corporation. The Corporation recorded the estimate of fair value based on initial valuations available at the Merger Date and these estimates are considered preliminary and subject to adjustment for up to one year after the Merger Date. While the Corporation believes that the information available at the Merger Date provided a reasonable basis for estimating fair value, following the Merger, the Corporation obtained additional information and evidence and then finalized all valuations and recorded final adjustments during the first quarter of 2020. These adjustments included: (i) changes in the estimated fair value of loans and leases acquired, (ii) changes in deferred tax assets related to fair value estimates and changes in the expected realization of items considered to be net operating loss carryforwards, and (iii) changes in goodwill as a result of the net effect of any adjustments.

(In thousands)
Purchase price consideration:
Stock	$3,018,556
Fair value of assets acquired(1)
Cash and cash equivalents	975,014
Federal Home Loan Bank and Federal Reserve Bank stocks	218,582
Investment securities	3,774,738
Loans held-for-sale	44,532
Loans and leases	15,713,399
Premises and equipment	140,219
Loan servicing rights	59,567
Other intangible assets	159,532
Net deferred tax asset(2)	65,685
Other assets	552,432

Total assets acquired	21,703,700
Fair value of liabilities assumed(1)
Deposits	16,418,215
Short-term borrowings	2,629,426
Long-term borrowings	442,323
Other liabilities	353,469

Total liabilities assumed	19,843,433
Fair value of net identifiable assets	1,860,267

Goodwill resulting from Merger(1)	$1,158,289

(1)

All amounts were previously reported in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, with the exception of the following adjustments to fair value based on additional information obtained in the first quarter of 2020: (i) loans and leases ($17.2 million decrease), (ii) net deferred tax asset ($4.0 million increase), and (iii) goodwill resulting from Merger ($13.2 million increase).

(2)	Net deferred tax asset includes acquisition-related fair value adjustments, loss and tax credit carry forwards, mortgage servicing rights and core deposit and customer intangibles.

The final loan valuation adjustments also impacted interest income in the first quarter of 2020. Additional accretion of $2.4 million would have been recorded as interest income in the year ended December 31, 2019, had the final loan valuation been recorded at the Merger Date.

As described in more detail in Note 3. Summary of Significant Accounting Policies below, all Chemical loans and leases were recorded at their estimated fair value as of the Merger Date with no carryover of the related allowance for loans and lease losses. The acquired loans and leases were segregated into two classifications at acquisition, purchased credit impaired (“PCI”) loans accounted for under the provisions of legacy GAAP Accounting Standards Codification (“ASC”) Topic 310-30, and purchased nonimpaired loans and leases, also referred to as purchased loans and leases. The excess of cash flows expected to be collected over the estimated fair value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated remaining life of the loan using the effective yield method. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayment and estimates of future credit losses expected to be incurred, is referred to as the nonaccretable difference.

Information regarding acquired loans and leases included in net loans and leases acquired at the Merger Date was as follows:

(In thousands)
PCI loans:
Contractually required payments receivable	$413,176
Nonaccretable difference	(63,014)

Expected cash flows	350,162
Accretable yield	38,479

Fair value of PCI loans	$311,683
Purchased nonimpaired loans and leases:
Unpaid principal balance	$15,636,020
Fair value discount	(234,304)

Fair value at acquisition	15,401,716

Total fair value at acquisition	$15,713,399

Other intangible assets consisted of core deposits and customer relationship intangibles with estimated fair values at the Merger Date of $138.2 million and $21.3 million, respectively. Core deposit intangibles are being amortized over a weighted-average life of ten years on an accelerated basis. Customer relationship intangibles are being amortized over a weighted-average life of 15.6 years based on expected economic benefits of the underlying intangible assets. The weighted-average life of amortizable intangibles acquired in the Merger was 11 years.

As a result of the Merger, the Corporation recorded $1.2 billion of goodwill. Of the $1.2 billion, $528.0 million was attributable to Consumer Banking and $630.3 million was attributable to Commercial Banking. The goodwill recorded is not deductible for income tax purposes.

Pro Forma Combined Results of Operations The following pro forma financial information presents the consolidated results of operations of Legacy TCF and Chemical as if the Merger had occurred as of January 1, 2019 with pro forma adjustments. The pro forma adjustments give effect to any change in interest income due to the accretion of the discount (amortization of premium) associated with the fair value adjustments to acquired loans and leases, any change in interest expense due to estimated premium amortization/discount accretion associated with the fair value adjustments to acquired time deposits and borrowings and other debt, amortization of the customer relationship intangibles, and amortization of the core deposit intangibles that would have resulted had the deposits been acquired as of January 1, 2019. Merger-related expenses incurred by TCF prior to completion of the Merger are not reflected in the pro forma amounts. The pro forma information does not necessarily reflect the results of operations that would have occurred had Legacy TCF merged with Chemical at the beginning of 2019. Anticipated cost savings that have not yet been realized are also not reflected in the pro forma amounts for the three and nine months ended September 30, 2020 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Net interest income and other noninterest income	$495,977	$536,165	$1,545,834	$1,654,571
Net income	55,738	125,560	131,401	435,003
Net income available to common shareholders	53,244	123,066	123,920	427,522
Earnings per share:
Basic	$0.35	$0.81	$0.82	$2.79
Diluted	0.35	0.81	0.82	2.77

Note 3. Summary of Significant Accounting Policies

Accounting policies in effect at December 31, 2019, as previously disclosed in “Note 3. Summary of Significant Accounting Policies” in the Corporation’s Annual Report on Form 10-K at and for the year ended December 31, 2019, remain significantly unchanged and have been followed similarly as in previous periods except for the allowance for credit losses accounting policy, the loans and leases acquired in a business combination accounting policy, the investments securities held-to-maturity accounting policy, and the investment securities available-for-sale accounting policy, resulting from the adoption of Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and related ASUs, as described below.

Allowance for Credit Losses The Corporation’s reserve methodology used to determine the appropriate level of the allowance for credit losses (“ACL”) is a critical accounting estimate. The ACL is maintained at a level believed to be appropriate to provide for the current credit losses expected to be incurred in the loan and lease portfolios over the remaining expected life of each financial asset at the balance sheet date, including known or anticipated problem loans and leases, as well as for loans and leases which are not currently known to require specific allowances. The Corporation individually evaluates loans and leases that do not share similar risk characteristics with other financial assets for impairment, generally this means troubled debt restructuring (“TDR”) loans, previously removed TDR loans and any other loans and leases that no longer exhibit similar risk characteristics of one of the pools of financial assets used for collective evaluation. All other loans and leases are evaluated collectively for impairment. The ACL includes the allowance for loan and lease losses (“ALLL”) and a reserve for unfunded lending commitments (“RULC”). The ALLL and RULC are valuation accounts presented separately on the Consolidated Statements of Financial Condition. The ALLL is deducted from or added to loans’ amortized cost basis to present the net amount expected to be collected. The RULC for letters of credit, financial guarantees and binding unfunded loan commitments is recorded in other liabilities.

Individually evaluated loans and leases are a key component of the ALLL. Individually evaluated consumer loans are generally measured at the present value of the expected future cash flows discounted at the loan’s initial effective interest rate, unless the loans are collateral dependent, in which case loan impairment is based on the fair value of the collateral less estimated selling costs. Individually evaluated commercial loans and leases are generally measured at the present value of the expected future cash flows discounted at the initial effective interest rate of the loan or lease, unless the loan or lease is collateral dependent, in which case impairment is based on the fair value of collateral less estimated selling costs; however, if payment or satisfaction of the loan or lease is dependent on the operation, rather than the sale of the collateral, the impairment does not include estimated selling costs.

The impairment for all other consumer and commercial loans and leases is evaluated collectively by various characteristics. The collective evaluation of expected losses in these portfolios is based on their probability of default multiplied by historical loss rates, as well as adjustments for forward-looking information, including industry and macroeconomic forecasts. Management’s current methodology includes a twenty-four month reasonable and supportable forecast period with a twelve month straight line reversion to historical loss rates. Factors utilized in the determination of the amount of the allowance include historical loss experience, current economic forecasts and measurement date credit risk characteristics such as product type, lien position, delinquency, collateral value, credit bureau scores and financial statement ratios. The various quantitative and qualitative factors used in the methodologies are reviewed quarterly.

Loans and leases are charged off to the extent they are deemed to be uncollectible. Net charge-offs are included in historical data utilized for calculating the ACL. Loans that are not collateral dependent are charged off when deemed uncollectible based on specific facts and circumstances. Residential mortgage and home equity loans are charged off to the estimated fair value of the underlying collateral, less estimated selling costs, no later than 150 days past due. Additional review of the fair value, less estimated costs to sell, compared with the recorded value occurs upon foreclosure and additional charge-offs are recorded if necessary. Consumer installment loans will generally be charged off in full no later than 120 days past due, unless repossession is reasonably assured and in process, in which case the loan would be charged off to the fair value of the collateral, less estimated selling costs. Consumer loans in bankruptcy status may be charged down to the fair value of the collateral, less estimated selling costs, when the loan is 60 days past due, or within 60 days after receipt of bankruptcy notification, whichever is shorter. Deposit account overdrafts are reported in other loans. Net losses on uncollectible overdrafts are reported as net charge-offs in the ALLL within 60 days from the date of overdraft. Commercial loans and leases that are considered collateral dependent are charged off to the estimated fair value, less estimated selling costs when it becomes probable, based on current information and events, that all principal and interest amounts will not be collectible in accordance with their contractual terms.

The RULC leverages the same loss estimate methodology utilized to measure the ALLL. The Corporation estimates expected credit losses over the period in which it is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Corporation. The RULC estimate considers both the likelihood that funding will occur and expected credit losses on funded balances at the time of default.

The amount of the ACL significantly depends on management’s estimates of key factors and assumptions affecting valuation, appraisals of collateral, evaluations of performance and status, the amounts and timing of future cash flows expected to be received, forecasts of future economic conditions and reversion periods. Such estimates, appraisals, evaluations, cash flows and forecasts may be subject to frequent adjustments due to changing economic prospects of borrowers, lessees, properties or economic conditions. These estimates are reviewed quarterly and adjustments, if necessary, are recorded in the provision for credit losses in the periods in which they become known.

Accrued interest receivable is included in other assets on the Consolidated Statements of Financial Condition, and an ACL is not recorded for these balances. Generally, when a loan or lease is placed on nonaccrual status, typically when the collection of interest or principal is 90 days or more past due, uncollected interest accrued in prior years is charged off against the ACL and interest accrued in the current year is reversed against interest income.

Management maintains a framework of controls over the estimation process for the ACL, including review of collective reserve methodologies for compliance with GAAP. Management has a quarterly process to review the appropriateness of historical observation periods and loss assumptions, risk ratings assigned to commercial loans and leases, and discount rate assumptions used to estimate the fair value of consumer real estate. Management reviews its qualitative framework and the effect on the collective reserve compared with relevant credit risk factors and consistency with credit trends. Management also maintains controls over the information systems, models and spreadsheets used in the quantitative components of the reserve estimate. This includes the quality and accuracy of historical data used to derive loss rates, the probability of default, loss given default, the inputs to industry and macroeconomic forecasts and the reversion periods utilized. The results of this process are summarized and presented to management quarterly for their approval of the recorded allowance.

See “Note 8. Allowance for Credit Losses and Credit Quality” for further information.

Loans and Leases Acquired in a Business Combination The Corporation records loans and leases acquired in a business combination at fair value at the acquisition date and the fair value discount or premium is recognized as an adjustment to yield over the remaining life of each loan or lease. An ALLL is also recorded following the Corporation’s ACL accounting policy. Purchased and acquired loans and leases are evaluated at the acquisition date and classified as either (i) loans and leases purchased without evidence of deteriorated credit quality since origination, or (ii) loans and leases purchased that as of the date of acquisition have experienced a more-than-insignificant deterioration in credit quality since origination, referred to as purchased financial assets with credit deterioration (“PCD”) assets. In determining whether an acquired asset should be classified as PCD, the Corporation must make numerous assumptions, interpretations and judgments using internal and third-party credit quality information to determine whether or not the asset has experienced more-than-insignificant credit deterioration since origination. This is a point in time assessment and is inherently subjective due to the nature of the available information and judgment involved. Evidence of credit quality deterioration as of the acquisition date may include statistics such as past due and nonaccrual status, recent borrower credit scores and loan-to-value percentages. The ALLL estimated for PCD loans and leases as of the acquisition date is recorded as a gross-up of the loan or lease balance and the ALLL. Any remaining discount or premium after the gross-up is then recognized as an adjustment to yield over the remaining life of each PCD loan or lease. After the acquisition date, the accounting for acquired loans and leases, including PCD and non-PCD loans and leases, follows the same accounting guidance as loans and leases originated by the Corporation.

See “Note 8. Allowance for Credit Losses and Credit Quality” for further information.

Investment Securities Held-to-Maturity

Investment securities held-to-maturity are carried at cost and adjusted for amortization of premiums or accretion of discounts using a level yield method; however, transfers of investment securities available-for-sale to investment securities held-to-maturity are made at fair value at the date of transfer. The unrealized holding gain or loss at the date of each transfer is retained in accumulated other comprehensive income (loss) and in the carrying value of the held-to-maturity investment security. Such amounts are then amortized over the remaining life of the transferred investment security as an adjustment of the yield on those securities. The Corporation evaluates investment securities held-to-maturity for credit losses on a quarterly basis, and records any such losses as a component of provision for credit losses in the Consolidated Statements of Income and a corresponding ACL. At September 30, 2020 there was no ACL recorded. See “Note 6. Investment Securities” for further information on investment securities held-to-maturity.

Investment Securities Available-for-Sale

Investment securities available-for-sale are carried at fair value with the unrealized gains or losses net of related deferred income taxes reported within accumulated other comprehensive income (loss). The cost of investment securities sold is determined on a specific identification basis and gains or losses on sales of investment securities available-for-sale are recognized on trade dates. Discounts and premiums on investment securities available-for-sale are amortized using a level yield method over the expected life of the security, or to the earliest call date for premiums on investment securities with call features. The Corporation evaluates investment securities available-for-sale for credit losses on a quarterly basis, and records any such losses as a component of provision for credit losses in the Consolidated Statements of Income and a corresponding ACL. At September 30, 2020 there was no ACL recorded. See “Note 6. Investment Securities” for further information on investment securities available-for-sale.

Recently Adopted Accounting Pronouncements

Effective January 1, 2020, the Corporation adopted ASU No. 2020-03, Codification Improvements to Financial Instruments, which is comprised of amendments intended to clarify or improve the accounting guidance for various financial instruments, including fair value measurement and disclosure, disclosures for depository and lending institutions, and the interaction between Topic 326—Financial Instruments—Credit losses and other Topics. Each of the clarifying amendments are either not relevant to the Corporation’s consolidated financial statements or further confirmed the Corporation’s existing interpretation of the accounting guidance. As such, the adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2019-08, Compensation-Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements-Share-Based Consideration Payable to a Customer, which requires entities to measure and classify share-based payment awards granted to a customer by applying the guidance in Topic 718. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606, which makes targeted improvements to the accounting for collaborative arrangements in response to questions raised as a result of the issuance of ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. In addition to providing variable interest entities (“VIE”) guidance to private companies, this ASU contains an amendment applicable to all entities which amends how a decision maker or service provider determines whether its fee is a variable interest in a VIE when a related party under common control also has an interest in the VIE. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds and modifies certain disclosure requirements for fair value measurements. While the adoption of this guidance required adjustments to our fair value disclosures, it did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This ASU simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the new guidance, the Corporation will compare the fair value of a reporting unit with its carrying amount and recognize an impairment charge for any amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance largely remains unchanged. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Effective January 1, 2020, the Corporation adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets (including off-balance sheet exposures), including trade and other receivables, debt securities held-to-maturity, loans, net investments in leases and purchased financial assets with credit deterioration. The ASU requires the use of a current expected credit loss (“CECL”) methodology to determine the allowance for credit losses for loans and debt securities held-to-maturity. CECL requires loss estimates for the remaining estimated life of the asset to be measured using historical loss data as well as adjustments for current conditions and reasonable and supportable forecasts of future economic conditions. Effective January 1, 2020, the Corporation also adopted the following ASUs, which further amend the original CECL guidance in Topic 326: (i) ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20 and should be accounted for in accordance with Topic 842; (ii) ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which clarifies and corrects certain unintended applications of the guidance contained in each of the amended Topics; (iii) ASU No. 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief, which provides an option to irrevocably elect to apply the fair value option in Subtopic 825-10 to certain instruments within the scope of Subtopic 326-20 upon adoption of Topic 326; (iv) ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which clarifies that expected recoveries of amounts previously written off or expected to be written off should be included in the estimate of allowance for credit losses for purchased financial assets with credit deterioration, provides certain transition relief for TDR accounting when the discounted cash flow method is used to estimate credit losses, allows entities to elect to disclose separately the total amount of accrued interest included in the amortized cost basis as a single balance to meet certain disclosure requirements, and clarifies that an entity should assess whether it reasonably expects the borrower will be able to continually replenish collateral securing financial assets when electing a practical expedient to measure the estimate of expected credit losses by comparing the amortized cost basis of the financial asset and the fair value of collateral securing the financial asset as of the reporting date. These ASUs were adopted on a modified retrospective basis.

CECL represents a significant change in GAAP and has resulted in a significant change to industry practice, which the Corporation expects will continue to evolve over time. Our adoption resulted in an ALLL as of January 1, 2020 that is larger than the ALLL that would have been recorded under the legacy guidance on the same date by $206.0 million in total for all portfolios. Approximately 20% of the increase relates to originated loans and leases, with the largest impact on the consumer segment given the longer duration of the portfolios. A significant portion of the increase is a result of new requirements to record ALLL related to acquired loans and leases, regardless of any credit mark previously recorded with respect to them. Approximately 80% of the increase relates to acquired loans and leases, which were recorded at estimated fair value at their respective acquisition date, the majority of which relate to loans and leases acquired in the Merger. Under legacy GAAP, credit marks were included in the determination of the fair value adjustments reflected as a discount to the carrying value of the loans, and an ALLL was not recorded on acquired loans and leases until evidence of credit deterioration existed post acquisition. However, upon adoption of CECL an ALLL is recorded for all acquired loans and leases based on the lifetime loss concept. Further, for acquired loans and leases that do not meet the definition of PCD, the credit and interest marks which existed from acquisition accounting as of December 31, 2019 will continue to accrete over the life of loan. For acquired loans that met the definition of PCI under legacy GAAP and converted to PCD at CECL adoption, the ALLL recorded is recognized through a gross-up that increases the amortized cost basis of loans with a corresponding ALLL, and therefore results in little to no impact to the cumulative effect adjustment to retained earnings. Prior to the adoption of CECL, PCI loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of loans previously classified as PCI were reclassified to nonaccrual loans as a result of the adoption of CECL. The adoption of CECL also resulted in an increase in the liability for unfunded lending commitments of $14.7 million. For other assets within the scope of the standard such as available-for-sale investment securities, held-to-maturity investment securities, and trade and other receivables, the impact from the standard was inconsequential. The cumulative tax effected adjustment to record ALLL and to increase the unfunded lending commitment liability resulted in a reduction to retained earnings of $159.3 million. Post-adoption, as loans and leases are added to the portfolio, the Corporation expects higher levels of ACL determined by CECL assumptions, resulting in accelerated recognition of provision for credit losses, as compared to historical results. In response to the COVID-19 pandemic, the regulatory agencies published a final rule that provides the option to delay the cumulative effect of the day 1 impact of CECL adoption on regulatory capital, along with 25% of the change in the adjusted allowance for credit losses (as computed for regulatory capital purposes which excludes PCD loans), for 2 years, followed by a three-year phase-in period. Management elected the 5-year transition period consistent with the final rule issued by the regulatory agencies. Additional and modified disclosure requirements under CECL are included in “Note 6. Investment Securities” and “Note 8. Allowance for Credit Losses and Credit Quality.”

CARES Act and Interagency Regulatory Guidance Regarding Troubled Debt Restructurings

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was signed into law. Section 4013 of the CARES Act provides banks the option to temporarily suspend certain TDR accounting guidance for loans modified due to the effects of COVID-19. Additionally, on April 7, 2020, the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, National Credit Union Administration, and Office of the Comptroller of the Currency (collectively the “agencies”) issued a statement, “Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working With Customers Affected by the Coronavirus (Revised)” (“Interagency Statement on Loan Modifications”) to encourage banks to work prudently with borrowers and to describe the agencies’ interpretation of how accounting guidance for troubled debt restructuring applies to certain COVID-19-related modifications.

The CARES Act includes a provision permitting the Corporation to opt out of applying TDR accounting guidance for certain loan modifications. Loan modifications made between March 1, 2020 and the earlier of December 31, 2020 or 60 days after the President of the United States declares a termination of the COVID-19 national emergency are eligible for this relief if the related loans were not more than 30 days past due as of December 31, 2019 and meet the other requirements. The Corporation will first assess if a loan modification meets the qualifications. If the loan modification does not meet the qualification under the CARES Act, the Corporation will then assess applicability of the Interagency Statement on Loan Modifications offering practical expedients for short term modifications. Under both guidance principals, subsequent modifications must be re-evaluated for the appropriate accounting treatment. The Corporation will apply its existing accounting policies for those loans that either do not qualify for the relief under either the CARES Act or the Interagency Statement on Loan Modifications, or for which the Corporation has decided not to apply the relief.

The Corporation has granted short-term (up to 180 days) deferral of payment for certain borrowers. In these cases, the Corporation recognizes interest income as earned. The deferred interest will be repaid by the borrower in a future period, and will be evaluated by the Corporation for collectability. Certain borrowers that need additional relief beyond the initial 180 day deferral continue to be evaluated under the CARES Act, if applicable, but will generally be placed on nonaccrual with any remaining accrued interest balance reversed against interest income.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which reduces the complexity of accounting for certain financial instruments with characteristics of both debt and equity. The adoption of this ASU will be required beginning with the Corporation’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022. Early adoption is allowed, but no earlier than the quarter ending March 31, 2021. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides a number of optional expedients to general accounting guidance intended to ease the burden of the accounting impacts of reference rate reform related to contract modifications and hedge accounting elections. Adoption of the expedients is allowed after March 12, 2020 and no later than December 31, 2022. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force), which clarifies the interactions between Topic 321, Topic 323 and Topic 815, including accounting for the transition into and out of the equity method and measuring certain purchased options and forward contracts to acquire investments. The adoption of this ASU will be required beginning with the Corporation’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. Early adoption is allowed. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes by removing certain exceptions to the general rules found in Topic 740—Income Taxes. The adoption of this ASU will be required beginning with the Corporation’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. Early adoption is allowed. Management is currently evaluating the impact of this guidance on the consolidated financial statements.

Note 4. Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks and interest-bearing deposits in other banks. Total cash and cash equivalents were $1.8 billion and $1.2 billion at September 30, 2020 and December 31, 2019, respectively.

As of March 26, 2020, TCF Bank was no longer required by Federal Reserve regulations to maintain reserves in cash on hand or at the Federal Reserve Bank.

The Corporation maintains cash balances that are restricted as to their use in accordance with certain obligations. Cash payments received on loans serviced for third parties are generally held in separate accounts until remitted. The Corporation may also retain cash balances for collateral on certain borrowings and derivatives. The Corporation maintained restricted cash totaling $103.9 million and $68.6 million at September 30, 2020 and December 31, 2019, respectively.

Note 5. Federal Home Loan Bank and Federal Reserve Bank Stocks

Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stocks were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
FHLB stock, at cost	$176,459	$318,473
FRB stock, at cost	123,985	123,967

Total investments	$300,444	$442,440

The investments in FHLB stock are required investments related to the Corporation’s membership and borrowings in the FHLB of Des Moines, and additional commitments from the FHLB of Indianapolis and Cincinnati. The Corporation’s investments in the FHLB of Des Moines, Indianapolis and Cincinnati could be adversely impacted by the financial operations of the Federal Home Loan Banks and actions of their regulator, the Federal Housing Finance Agency. The amount of FRB stock that TCF Bank is required to hold is based on TCF Bank’s capital structure. The Corporation periodically evaluates investments for impairment. There was no impairment of these investments at September 30, 2020 and December 31, 2019.

Note 6. Investment Securities

The amortized cost and fair value of investment securities were as follows:

	Investment Securities Available-for-sale, At Fair Value
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At September 30, 2020
Debt securities:
Obligations of states and political subdivisions	$836,691	$41,081	$1,008	$876,764
Government and government-sponsored enterprises	205,213	372	500	205,085
Mortgage-backed securities:
Residential agency	5,229,551	171,039	580	5,400,010
Residential non-agency	205,029	4,571	3	209,597
Commercial agency	671,387	40,373	180	711,580
Commercial non-agency	39,368	3,295	—	42,663

Total mortgage-backed debt securities	6,145,335	219,278	763	6,363,850
Corporate debt and trust preferred securities	453	11	—	464

Total investment securities available-for-sale	$7,187,692	$260,742	$2,271	$7,446,163

At December 31, 2019
Debt securities:
Obligations of states and political subdivisions	$852,096	$12,446	$687	$863,855
Government and government-sponsored enterprises	235,045	18	678	234,385
Mortgage-backed securities:
Residential agency	4,492,427	68,797	6,103	4,555,121
Residential non-agency	374,046	1,166	616	374,596
Commercial agency	645,814	8,639	2,049	652,404
Commercial non-agency	39,398	17	205	39,210

Total mortgage-backed debt securities	5,551,685	78,619	8,973	5,621,331
Corporate debt and trust preferred securities	451	—	21	430

Total investment securities available-for-sale	$6,639,277	$91,083	$10,359	$6,720,001

	Investment Securities Held-to-Maturity
(In thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At September 30, 2020
Residential agency mortgage-backed securities	$166,594	$10,262	$207	$176,649
Corporate debt and trust preferred securities	3,715	—	—	3,715

Total investment securities held-to-maturity (1)	$170,309	$10,262	$207	$180,364

At December 31, 2019
Residential agency mortgage-backed securities	$135,769	$5,576	$177	$141,168
Corporate debt and trust preferred securities	3,676	—	—	3,676

Total investment securities held-to-maturity	$139,445	$5,576	$177	$144,844

(1)	The adoption of CECL was inconsequential to held-to-maturity investment securities. At September 30, 2020 there was no ACL for investment securities held-to-maturity.

Accrued interest receivable for investment securities was $23.1 million and $21.6 million at September 30, 2020 and December 31, 2019, respectively, and is included in other assets on the Consolidated Statements of Financial Condition.

Gross unrealized losses and fair value of available-for-sale investment securities aggregated by investment category and the length of time the securities were in a continuous loss position were as follows:

	At September 30, 2020
	Less than 12 months		12 months or more		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Investment securities available-for-sale
Debt securities:
Obligations of states and political subdivisions	$47,548	$1,008	$—	$—	$47,548	$1,008
Government and government sponsored enterprises	100,992	500	—	—	100,992	500
Mortgage-backed securities:
Residential agency	177,611	580	—	—	177,611	580
Residential non-agency	3,691	3	—	—	3,691	3
Commercial agency	58,349	180	—	—	58,349	180
Commercial non-agency	—	—	—	—	—	—

Total mortgage-backed debt securities	239,651	763	—	—	239,651	763
Total investment securities available-for-sale	$388,191	$2,271	$—	$—	$388,191	$2,271

Investment securities held-to-maturity
Residential agency mortgage-backed securities	51,766	207	—	—	51,766	207

Total investment securities held-to-maturity	$51,766	$207	$—	$—	$51,766	$207

	At December 31, 2019
	Less than 12 months		12 months or more		Total
(In thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Investment securities available-for-sale
Debt securities:
Obligations of states and political subdivisions	$60,639	$687	$—	$—	$60,639	$687
Government and government sponsored enterprises	226,177	678	—	—	226,177	678
Mortgage-backed securities:
Residential agency	667,511	3,586	200,534	2,517	868,045	6,103
Residential non-agency	140,403	616	—	—	140,403	616
Commercial agency	176,880	2,049	—	—	176,880	2,049
Commercial non-agency	25,560	205	—	—	25,560	205

Total mortgage-backed debt securities	1,010,354	6,456	200,534	2,517	1,210,888	8,973
Corporate debt and trust preferred securities	430	21	—	—	430	21

Total investment securities available-for-sale	$1,297,600	$7,842	$200,534	$2,517	$1,498,134	$10,359

The adoption of CECL was inconsequential to available-for-sale investment securities. At September 30, 2020 there was no ACL for investment securities available-for-sale. At September 30, 2020 there were 144 available-for-sale investment securities in an unrealized loss position. Management assessed each investment security with unrealized losses for credit impairment. Substantially all unrealized losses on investment securities were due to credit spreads and interest rates rather than credit impairment. As part of that assessment management evaluated and concluded that it is more-likely-than-not that the Corporation will not be required and does not intend to sell any of the investment securities prior to recovery of the amortized cost.

The gross gains and losses on sales of investment securities were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Gross realized gains	$2,309	$7,717	$2,309	$10,872
Gross realized losses	—	1,849	—	3,491
Recoveries on previously impaired investment securities held-to-maturity	15	32	23	36

Net gains on investment securities	$2,324	$5,900	$2,332	$7,417

The amortized cost and fair value of investment securities by final contractual maturity were as follows. Securities with multiple maturity dates are classified in the period of final maturity. The final contractual maturities do not consider possible prepayments and therefore expected maturities may differ because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	At September 30, 2020		At December 31, 2019
(In thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Investment Securities Available-for-Sale
Due in one year or less	$45,229	$45,518	$66,124	$66,112
Due in 1-5 years	171,134	176,145	191,364	192,065
Due in 5-10 years	664,743	703,227	547,813	555,523
Due after 10 years	6,306,586	6,521,273	5,833,976	5,906,301

Total investment securities available-for-sale	$7,187,692	$7,446,163	$6,639,277	$6,720,001

Investment Securities Held-to-Maturity
Due in one year or less	$400	$400	$—	$—
Due in 1-5 years	$3,150	$3,150	$3,550	$3,550
Due in 5-10 years	49	55	58	64
Due after 10 years	166,710	176,759	135,837	141,230

Total investment securities held-to-maturity	$170,309	$180,364	$139,445	$144,844

At September 30, 2020 and December 31, 2019, investment securities with a carrying value of $1.2 billion and $627.0 million, respectively, were pledged as collateral to secure certain deposits and borrowings.

Note 7. Loans and Leases

Loans and leases were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
Commercial loan and lease portfolio:
Commercial and industrial	$11,557,237	$11,439,602
Commercial real estate	9,627,330	9,136,870
Lease financing	2,724,686	2,699,869

Total commercial loan and lease portfolio	23,909,253	23,276,341

Consumer loan portfolio:
Residential mortgage	5,790,251	6,179,805
Home equity	3,302,983	3,498,907
Consumer installment	1,341,204	1,542,411

Total consumer loan portfolio	10,434,438	11,221,123

Total loans and leases(1)	$34,343,691	$34,497,464

(1)

Loans and leases are reported at historical cost including net direct fees and costs associated with originating and acquiring loans and leases, lease residuals, unearned income and unamortized purchase premiums and discounts. The aggregate amount of these loan and lease adjustments was $(174.2) million and $(201.5) million at September 30, 2020 and December 31, 2019, respectively.

Accrued interest receivable for loans and leases was $91.6 million and $106.5 million at September 30, 2020 and December 31, 2019, respectively, and is included in other assets on the Consolidated Statements of Financial Condition.

Acquired Loans and Leases The Corporation acquires loans and leases through business combinations and purchases of loan and lease portfolios. These loans and leases are recorded at fair value at acquisition and the fair value discount or premium is recognized as an adjustment to yield over the remaining life of each loan or lease. The Corporation purchased jumbo residential mortgage loans at their fair value of $423.0 million during the three months ended March 31, 2020, none of which qualified as PCD loans.

See “Note 3. Summary of Significant Accounting Policies” for further acquired loans and leases policy information.

Lease Income The components of total lease income were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Interest income—loans and leases:
Interest income on net investment in direct financing and sales-type leases	$32,696	$32,833	$100,655	$98,116
Leasing revenue (noninterest income):
Lease income from operating lease payments	23,542	25,492	71,243	76,388
Profit recorded on commencement date on sales-type leases	4,503	7,983	13,690	22,289
Gains on sales of leased equipment	3,860	6,115	17,709	18,355

Leasing revenue	31,905	39,590	102,642	117,032

Total lease income	$64,601	$72,423	$203,297	$215,148

Loan and Lease Sales The following table summarizes the net gains on sales of loans and leases. The Corporation retains servicing on a majority of loans sold. See “Note 10. Loan Servicing Rights” for further information.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Sale proceeds, net	$667,807	$472,800	$1,802,193	$1,066,576
Recorded investment in loans and leases sold, including accrued interest	635,149	458,697	1,727,687	1,033,961
Other	(9,168)	(20,087)	(1,392)	(19,241)

Net gains on sales of loans and leases	$23,490	$(5,984)	$73,114	$13,374

The interest-only strips on the balance sheet related to loan sales were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
Interest-only strips	$9,555	$12,813

The Corporation recorded no impairment charges during the three months ended September 30, 2020 and $224 thousand of impairment charges on interest-only strips for the nine months ended September 30, 2020, and $22 thousand and $43 thousand of impairment charges for the three and nine months ended September 30, 2019, respectively.

The Corporation’s agreements to sell consumer loans typically contain certain representations, warranties and covenants regarding the loans sold or securitized. These representations, warranties and covenants generally relate to, among other things, the ownership of the loan, the validity, priority and perfection of the lien securing the loan, accuracy of information supplied to the buyer or investor, the loan’s compliance with the criteria set forth in the agreement, the manner in which the loans will be serviced, payment delinquency and compliance with applicable laws and regulations. These agreements generally require the repurchase of loans or indemnification of the purchaser in the event these representations are breached, warranties or covenants and such breaches are not cured. In addition, some agreements contain a requirement to repurchase loans as a result of early payoffs by the borrower, early payment default of the borrower or the failure to obtain valid title. Losses related to repurchases pursuant to such representations, warranties and covenants were immaterial for the three and nine months ended September 30, 2020 and 2019.

Note 8. Allowance for Credit Losses and Credit Quality

Effective January 1, 2020, the Corporation adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and related ASUs on a modified retrospective basis. Financial information at June 30, 2020 reflects this adoption, and historical financial information disclosed is in accordance with ASC Topic 310.

Allowance for Credit Losses The rollforwards of the allowance for credit losses were as follows:

(In thousands)	Consumer Loan Portfolio	Commercial Loan and Lease Portfolio	Total Allowance for Loan and Lease Losses	Reserve for Unfunded Lending Commitments(1)	Total Allowance for Credit Losses
At or For the Three Months Ended September 30, 2020
Balance, beginning of period	$157,685	$303,429	$461,114	$42,788	$503,902
Charge-offs	(5,768)	(26,467)	(32,235)	—	(32,235)
Recoveries	3,698	3,961	7,659	—	7,659

Net (charge-offs) recoveries	(2,070)	(22,506)	(24,576)	—	(24,576)

Provision for credit losses(2)	(20,835)	99,158	78,323	(8,659)	69,664
Other	357	11	368	—	368

Balance, end of period	$135,137	$380,092	$515,229	$34,129	$549,358

At or For the Three Months Ended September 30, 2019
Balance, beginning of period	$70,711	$75,792	$146,503	$1,936	$148,439
Charge-offs	(14,098)	(21,449)	(35,547)	—	(35,547)
Recoveries	5,330	1,639	6,969	—	6,969

Net (charge-offs) recoveries	(8,768)	(19,810)	(28,578)	—	(28,578)

Provision for credit losses(2)	4,693	22,495	27,188	(342)	26,846
Other(3)	(23,849)	(46)	(23,895)	—	(23,895)
Addition due to merger	—	—	—	1,867	1,867

Balance, end of period	$42,787	$78,431	$121,218	$3,461	$124,679

At or For the Nine Months Ended September 30, 2020
Balance, beginning of period	$28,572	$84,480	$113,052	$3,528	$116,580
Impact of CECL adoption	107,337	98,655	205,992	14,707	220,699

Adjusted balance, beginning of period	135,909	183,135	319,044	18,235	337,279
Charge-offs	(16,613)	(40,309)	(56,922)	—	(56,922)
Recoveries	12,035	11,439	23,474	—	23,474

Net (charge-offs) recoveries	(4,578)	(28,870)	(33,448)	—	(33,448)

Provision for credit losses(2)	3,449	225,990	229,439	15,894	245,333
Other	357	(163)	194	—	194

Balance, end of period	$135,137	$380,092	$515,229	$34,129	$549,358

At or For the Nine Months Ended September 30, 2019
Balance, beginning of period	$80,017	$77,429	$157,446	$1,428	$158,874
Charge-offs	(43,922)	(37,122)	(81,044)	—	(81,044)
Recoveries	15,840	3,890	19,730	—	19,730

Net (charge-offs) recoveries	(28,082)	(33,232)	(61,314)	—	(61,314)

Provision for credit losses(2)	16,644	34,235	50,879	166	51,045
Other(3)	(25,792)	(1)	(25,793)	—	(25,793)
Addition due to merger	—	—	—	1,867	1,867

Balance, end of period	$42,787	$78,431	$121,218	$3,461	$124,679

(1)	RULC is recognized within other liabilities.
(2)

As a result of the adoption of CECL, effective January 1, 2020, the provision for credit losses includes the provision for unfunded lending commitments that was previously included within other noninterest expense.

(3)	Primarily includes the transfer of the allowance for credit losses to loans and leases held-for-sale.

The following tables provide additional disclosures previously required by ASC Topic 310 related to the Corporation’s December 31, 2019 balances.

The allowance for loan and lease losses and loans and leases outstanding by type of allowance methodology was as follows:

	At December 31, 2019
(In thousands)	Consumer Loan Portfolio	Commercial Loan and Lease Portfolio	Total Loans and Leases
Allowance for loan and lease losses
Collectively evaluated for impairment	$26,430	$75,756	$102,186
Individually evaluated for impairment	1,468	5,769	7,237
Loans acquired with deteriorated credit quality	674	2,955	3,629

Total	$28,572	$84,480	$113,052

Loans and leases outstanding
Collectively evaluated for impairment	$11,087,534	$22,986,607	$34,074,141
Individually evaluated for impairment	60,694	115,843	176,537
Loans acquired with deteriorated credit quality	72,895	173,891	246,786

Total	$11,221,123	$23,276,341	$34,497,464

Information on impaired loans and leases at December 31, 2019 was as follows:

	At December 31, 2019
(In thousands)	Unpaid Contractual Balance	Loan and Lease Balance	Related Allowance Recorded
Impaired loans and leases with an allowance recorded:
Commercial loan and lease portfolio:
Commercial and industrial	$20,069	$20,090	$2,844
Commercial real estate	4,225	3,962	333
Lease financing	10,956	10,956	2,592

Total commercial loan and lease portfolio	35,250	35,008	5,769

Consumer loan portfolio:
Residential mortgage	24,297	22,250	1,030
Home equity	9,418	8,791	438

Total consumer loan portfolio	33,715	31,041	1,468

Total impaired loans and leases with an allowance recorded	68,965	66,049	7,237

Impaired loans and leases without an allowance recorded:
Commercial loan and lease portfolio:
Commercial and industrial	55,889	39,098	—
Commercial real estate	69,143	41,737	—

Total commercial loan and lease portfolio	125,032	80,835	—

Consumer loan portfolio:
Residential mortgage	31,142	22,594	—
Home equity	24,709	6,179	—
Consumer installment	2,095	880	—

Total consumer loan portfolio	57,946	29,653	—

Total impaired loans and leases without an allowance recorded	182,978	110,488	—

Total impaired loans and leases	$251,943	$176,537	$7,237

Accruing and Nonaccrual Loans and Leases The Corporation’s key credit quality indicator is the receivable’s payment performance status, defined as accruing or not accruing. Nonaccrual loans and leases are those which management believes have a higher risk of loss. Delinquent balances are determined based on the contractual terms of the loan or lease. Loans and leases that are over 90 days delinquent are a leading indicator for future charge-off trends and are generally placed on nonaccrual status. In addition, loans and leases that have requested payment deferral under the CARES Act of greater than 180 days are generally placed on nonaccrual status. The Corporation’s accruing and nonaccrual loans and leases were as follows:

(In thousands)	Current	30-89 Days Delinquent and Accruing	90 Days or More Delinquent and Accruing	Total Accruing	Nonaccrual(1)	Total
At September 30, 2020
Commercial loan and lease portfolio:
Commercial and industrial	$11,357,324	$56,320	$3,101	$11,416,745	$140,492	$11,557,237
Commercial real estate	9,492,853	63,981	244	9,557,078	70,252	9,627,330
Lease financing	2,648,447	30,652	3,564	2,682,663	42,023	2,724,686

Total commercial loan and lease portfolio	23,498,624	150,953	6,909	23,656,486	252,767	23,909,253
Consumer loan portfolio:
Residential mortgage	5,700,715	22,954	1,347	5,725,016	65,235	5,790,251
Home equity	3,160,742	90,057	—	3,250,799	52,184	3,302,983
Consumer installment	1,329,989	4,680	—	1,334,669	6,535	1,341,204

Total consumer loan portfolio	10,191,446	117,691	1,347	10,310,484	123,954	10,434,438

Total	$33,690,070	$268,644	$8,256	$33,966,970	$376,721	$34,343,691

At December 31, 2019
Commercial loan and lease portfolio:
Commercial and industrial	$11,283,832	$29,780	$331	$11,313,943	$53,812	$11,367,755
Commercial real estate	8,993,360	10,291	1,440	9,005,091	29,735	9,034,826
Lease financing	2,662,354	24,657	1,901	2,688,912	10,957	2,699,869

Total commercial loan and lease portfolio	22,939,546	64,728	3,672	23,007,946	94,504	23,102,450

Consumer loan portfolio:
Residential mortgage	6,056,817	17,245	559	6,074,621	38,577	6,113,198
Home equity	3,434,771	22,568	—	3,457,339	35,863	3,493,202
Consumer installment	1,536,714	4,292	108	1,541,114	714	1,541,828

Total consumer loan portfolio	11,028,302	44,105	667	11,073,074	75,154	11,148,228

Purchased credit impaired loans(1)	217,206	3,843	25,737	246,786	—	246,786

Total	$34,185,054	$112,676	$30,076	$34,327,806	$169,658	$34,497,464

(1)

Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

Loans and leases that are 90 days or more delinquent and accruing by year of origination were as follows:

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases	Total
At September 30, 2020	2020	2019	2018	2017	2016	2015 and Prior
Commercial loan and lease portfolio:
Commercial and industrial	$142	$86	$—	$4	$—	$2,468	$401	$—	$3,101
Commercial real estate	—	—	—	—	—	244	—	—	244
Lease financing	139	906	697	1,308	482	32	—	—	3,564

Total commercial loan and lease portfolio	281	992	697	1,312	482	2,744	401	—	6,909

Consumer loan portfolio:
Residential mortgage	85	134	—	—	—	1,128	—	—	1,347

Total consumer loan portfolio	85	134	—	—	—	1,128	—	—	1,347

Total 90 days or more delinquent and accruing	$366	$1,126	$697	$1,312	$482	$3,872	$401	$—	$8,256

Nonaccrual loans and leases by year of origination were as follows:

		Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases	Revolving Loans and Leases Converted to Term Loans and Leases	Total
At September 30, 2020	2020	2019	2018	2017	2016	2015 and Prior
Commercial loan and lease portfolio:
Commercial and industrial	$3,739	$38,211	$34,112	$17,978	$12,395	$16,424	$17,629	$4	$140,492
Commercial real estate	—	1,079	11,937	11,618	8,810	36,808	—	—	70,252
Lease financing	1,810	9,695	12,289	7,204	4,532	4,863	100	1,530	42,023

Total commercial loan and lease portfolio	5,549	48,985	58,338	36,800	25,737	58,095	17,729	1,534	252,767

Consumer loan portfolio:
Residential mortgage	476	2,895	2,902	2,112	2,392	54,458	—	—	65,235
Home equity	675	1,604	458	341	211	4,502	43,360	1,033	52,184
Consumer installment	42	163	656	285	248	4,973	168	—	6,535

Total consumer loan portfolio	1,193	4,662	4,016	2,738	2,851	63,933	43,528	1,033	123,954

Total nonaccrual loans and leases	$6,742	$53,647	$62,354	$39,538	$28,588	$122,028	$61,257	$2,567	$376,721

The average balance of nonaccrual loans and leases and interest income recognized on nonaccrual loans and leases were as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
(In thousands)	Average Loan and Lease Balance(1)	Interest Income Recognized(1)	Average Loan and Lease Balance	Interest Income Recognized	Average Loan and Lease Balance(1)	Interest Income Recognized(1)	Average Loan and Lease Balance	Interest Income Recognized
Commercial loan and lease portfolio:
Commercial and industrial	$119,338	$2,544	$36,761	$40	$97,153	$6,212	$40,550	$162
Commercial real estate	63,885	2,452	13,531	35	49,993	5,982	15,518	97
Lease financing	30,390	31	12,195	55	26,489	102	9,748	116

Total commercial loan and lease portfolio	213,613	5,027	62,487	130	173,635	12,296	65,816	375

Consumer loan portfolio:
Residential mortgage	66,498	769	41,788	68	51,906	2,133	40,963	205
Home equity	49,872	3,000	35,991	79	44,023	3,283	32,476	174
Consumer installment	4,102	143	4,634	—	3,625	209	4,608	—

Total consumer loan portfolio	120,472	3,912	82,413	147	99,554	5,625	78,047	379

Total nonaccrual loans and leases	$334,085	$8,939	$144,900	$277	$273,189	$17,921	$143,863	$754

(1)

At January 1, 2020, $73.4 million of previously purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL. Beginning January 1, 2020, interest income, including the related purchase accounting accretion and amortization is included related to these loans.

In addition to the receivable’s payment performance status, credit quality is also analyzed using credit risk classifications, which vary based on the size and type of credit risk exposure and additionally measure liquidity, debt capacity, coverage and payment behavior as shown in the borrower’s financial statements. The credit risk classifications also measure the quality of the borrower’s management and the repayment support offered by any guarantors. Loan and lease credit risk classifications are derived from standard regulatory rating definitions, which include: pass, special mention, substandard, doubtful and loss. Substandard and doubtful loans and leases have well-defined weaknesses, but may never result in a loss.

The amortized cost basis of loans and leases by credit risk classifications and year of origination was as follows:

	Amortized Cost Basis
(In thousands)	Term Loans and Leases by Origination Year						Revolving Loans and Leases(1)	Revolving Loans and Leases Converted to Term Loans and Leases(2)	Total
At September 30, 2020	2020	2019	2018	2017	2016	2015 and Prior
Commercial loan and lease portfolio:
Commercial and industrial
Pass	$3,046,289	$2,070,267	$1,165,510	$650,511	$412,527	$354,391	$3,173,255	$45,162	$10,917,912
Special mention	9,996	55,414	34,345	44,613	14,564	13,127	142,520	—	314,579
Substandard	7,238	51,459	88,920	36,442	19,116	23,474	97,984	113	324,746

Total commercial and industrial	3,063,523	2,177,140	1,288,775	731,566	446,207	390,992	3,413,759	45,275	11,557,237
Commercial real estate
Pass	930,314	2,152,099	1,932,737	1,371,335	784,174	1,672,418	—	—	8,843,077
Special mention	289	100,532	55,678	168,496	62,608	102,896	—	—	490,499
Substandard	1,056	5,129	34,754	119,637	43,004	90,174	—	—	293,754

Total commercial real estate	931,659	2,257,760	2,023,169	1,659,468	889,786	1,865,488	—	—	9,627,330
Lease financing
Pass	718,133	797,020	449,720	270,567	143,098	47,280	31,963	172,653	2,630,434
Special mention	2,703	11,432	4,687	5,731	2,469	1,658	3,837	5,299	37,816
Substandard	5,428	11,672	15,082	9,305	5,501	5,926	418	3,104	56,436

Total lease financing	726,264	820,124	469,489	285,603	151,068	54,864	36,218	181,056	2,724,686

Total commercial	4,721,446	5,255,024	3,781,433	2,676,637	1,487,061	2,311,344	3,449,977	226,331	23,909,253
Consumer loan portfolio:
Residential mortgage
Pass	1,024,652	1,243,341	743,949	507,124	497,004	1,702,326	—	—	5,718,396
Special mention	—	—	—	—	161	214	—	—	375
Substandard	677	3,076	3,387	2,488	3,173	58,679	—	—	71,480

Total residential mortgage	1,025,329	1,246,417	747,336	509,612	500,338	1,761,219	—	—	5,790,251
Home equity
Pass	24,496	56,729	54,356	44,760	32,586	146,650	2,871,820	8,501	3,239,898
Substandard	698	1,753	580	483	569	7,181	50,379	1,442	63,085

Total home equity	25,194	58,482	54,936	45,243	33,155	153,831	2,922,199	9,943	3,302,983

Consumer installment
Pass	198,591	407,891	211,270	209,484	141,032	139,869	26,018	70	1,334,225
Substandard	397	1,262	1,382	1,062	547	1,860	469	—	6,979

Total consumer installment	198,988	409,153	212,652	210,546	141,579	141,729	26,487	70	1,341,204

Total consumer	1,249,511	1,714,052	1,014,924	765,401	675,072	2,056,779	2,948,686	10,013	10,434,438

Total loans and leases	$5,970,957	$6,969,076	$4,796,357	$3,442,038	$2,162,133	$4,368,123	$6,398,663	$236,344	$34,343,691

(1)

This balance includes $36.2 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease is provided over time, and additional amounts are required to be provided to the respective lessees in future accounting periods.

(2)

This balance includes $226.3 million of leased equipment that has been provided to lessees under certain master lease agreements. Under these agreements, the total amount of equipment included in each lease was provided over time, and all equipment required by the lease has been provided to the respective lessees in current or previous accounting periods.

The recorded investment of loans and leases by credit risk categories as of December 31, 2019 was as follows:

(In thousands)	Pass	Special Mention	Substandard	Total
At December 31, 2019
Commercial loan and lease portfolio:
Commercial and industrial	$10,930,939	$315,097	$193,566	$11,439,602
Commercial real estate	8,891,361	170,114	75,395	9,136,870
Lease financing	2,646,874	28,091	24,904	2,699,869

Total commercial loan and lease portfolio	22,469,174	513,302	293,865	23,276,341

Consumer loan portfolio:
Residential mortgage	6,135,096	565	44,144	6,179,805
Home equity	3,457,292	456	41,159	3,498,907
Consumer installment	1,541,524	—	887	1,542,411

Total consumer loan portfolio	11,133,912	1,021	86,190	11,221,123

Total loans and leases	$33,603,086	$514,323	$380,055	$34,497,464

Troubled Debt Restructurings In certain circumstances, the Corporation may consider modifying the terms of a loan for economic or legal reasons related to the customer’s financial difficulties. If the Corporation grants a concession, the modified loan would generally be classified as a TDR. However, Section 4013 of the CARES Act and the Interagency Statement on Loan Modifications provide banks the option to temporarily suspend the application of TDR accounting guidance for loans modified due to the effects of COVID-19 when certain conditions are met. See “Note 3. Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements for information regarding recent updated guidance on TDR accounting provided by the CARES Act and Interagency guidance. TDRs typically involve a deferral of the principal balance of the loan, a reduction of the stated interest rate of the loan or, in certain limited circumstances, a reduction of the principal balance of the loan or the loan’s accrued interest.

The following table presents the recorded investment of loan modifications first classified as TDRs during the periods presented:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
(In thousands)	Pre- modification Investment	Post- modification Investment	Pre- modification Investment	Post- modification Investment	Pre- modification Investment	Post- modification Investment	Pre- modification Investment	Post- modification Investment
Commercial loan and lease portfolio:
Commercial and industrial	$5,378	$5,344	$—	$—	$10,742	$10,709	$—	$—
Commercial real estate	29,735	29,735	—	—	32,267	32,177	31,518	31,518

Total commercial loan and lease portfolio	35,113	35,079	—	—	43,009	42,886	31,518	31,518

Consumer loan portfolio:
Residential mortgage	4,994	4,994	1,724	1,723	10,423	10,423	4,023	4,016
Consumer installment	88	88	—	—	481	391	—	—
Home equity	2,796	2,796	1,115	1,115	4,553	4,494	3,589	3,577

Total consumer loan portfolio	7,878	7,878	2,839	2,838	15,457	15,308	7,612	7,593

Total	$42,991	$42,957	$2,839	$2,838	$58,466	$58,194	$39,130	$39,111

The following table presents TDR loans:

	At September 30, 2020			At December 31, 2019
(In thousands)	Accruing TDR Loans	Nonaccrual TDR Loans	Total TDR Loans	Accruing TDR Loans	Nonaccrual TDR Loans	Total TDR Loans
Commercial loan and lease portfolio	$36,947	$13,250	$50,197	$12,986	$5,356	$18,342
Consumer loan portfolio	17,956	21,526	39,482	12,403	14,875	27,278

Total	$54,903	$34,776	$89,679	$25,389	$20,231	$45,620

Commitments to lend additional funds to borrowers whose terms have been modified in TDRs were $1.3 million and $638 thousand at September 30, 2020 and December 31, 2019, respectively.

Loan modifications to troubled borrowers are no longer disclosed as TDR loans in the calendar years after modification if the loans were modified to an interest rate equal to or greater than the yields of new loan originations with comparable risk at the time of restructuring and if the loan is performing based on the restructured terms; however, these loans are still considered impaired and follow the Corporation’s impaired loan reserve policies.

The following table summarizes the TDR loans that defaulted during the periods presented that were modified during the respective reporting period or within one year of the beginning of the respective reporting period. The Corporation considers a loan to have defaulted when under the modified terms it becomes 90 or more days delinquent, has been transferred to nonaccrual status, has been charged down or has been transferred to other real estate owned or repossessed and returned assets.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Defaulted TDR loan balances modified during the applicable period
Commercial loan and lease portfolio:
Commercial and industrial	$60	$—	$283	$297

Consumer loan portfolio:
Residential mortgage	265	212	1,404	964
Home equity	170	82	426	328
Consumer installment	35	452	50	1,555

Total consumer loan portfolio	470	746	1,880	2,847

Defaulted TDR loan balances	$530	$746	$2,163	$3,144

Other Real Estate Owned and Repossessed and Returned Assets Other real estate owned and repossessed and returned assets were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
Other real estate owned	$35,554	$34,256
Repossessed and returned assets	11,104	8,045
Consumer loans in process of foreclosure	14,555	17,758

Other real estate owned and repossessed and returned assets were written down $1.1 million and $2.3 million, and $2.3 million and $5.5 million during the three and nine months ended September 30, 2020 and September 30, 2019, respectively, and were included in other assets on the Consolidated Statements of Financial Condition.

Note 9. Goodwill

Goodwill was as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
Goodwill related to consumer banking segment	$771,555	$764,389
Goodwill related to commercial banking segment	541,491	535,489

Goodwill, net	$1,313,046	$1,299,878

The Corporation recorded goodwill in the amount of $1.2 billion related to the merger with Legacy TCF completed on August 1, 2019. Goodwill was allocated to the appropriate reporting unit based on the relative fair value of assets acquired and deposits held by the reporting unit. This methodology allocates goodwill in proportion to the assets held by each reporting unit as well as incorporating the value of the funding source provided by the in place deposits. The reporting units aggregate between the Consumer Banking and Commercial Banking segments. See “Note 2. Merger” for further information. There was no impairment of goodwill for the three and nine months ended September 30, 2020 and 2019.

Note 10. Loan Servicing Rights

Information regarding LSRs was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Balance, beginning of period	$38,816	$18	$56,313	$23
Acquired in the Merger	—	59,567	—	59,567
New servicing assets created	5,280	1,906	11,238	1,906
Impairment (charge) recovery	(154)	(4,520)	(17,248)	(4,520)
Amortization	(5,689)	(1,670)	(12,050)	(1,675)

Balance, end of period	$38,253	$55,301	$38,253	$55,301

Valuation allowance, end of period	$(21,131)	$(4,520)	$(21,131)	$(4,520)

Loans serviced for others that have servicing rights capitalized, end of period	$6,179,464	$6,647,153	$6,179,464	$6,647,153

Total loan servicing, late fee and other ancillary fee income, included in servicing fee income, related to loans serviced for others that have servicing rights capitalized was $4.1 million and $12.4 million for the three and nine months ended September 30, 2020, respectively, and $2.8 million for both the three and nine months ended September 30, 2019.

Note 11. Investments in Qualified Affordable Housing Projects and Federal Historic Projects

The Corporation invests in qualified affordable housing projects and federal historic projects for the purposes of community reinvestment and to obtain tax credits. Return on the Corporation’s investment in these projects comes in the form of pass-through tax credits and tax losses. The carrying value of the investments is included in other assets. The Corporation primarily utilizes the proportional amortization method to account for investments in qualified affordable housing projects and the equity method to account for investments in other tax credit projects.

Under the proportional amortization method, the Corporation amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits. The Corporation recognized amortization expense of investments in qualified affordable housing projects of $5.2 million and $15.6 million for the three and nine months ended September 30, 2020, respectively, and $3.6 million and $8.5 million for the three and nine months ended September 30, 2019, respectively. Amortization expense was more than offset by tax credits and other benefits of $6.5 million and $19.4 million for the three and nine months ended September 30, 2020, respectively, and $4.5 million and $10.5 million for the three and nine months ended September 30, 2019, respectively. The Corporation’s remaining investment in qualified affordable housing projects totaled $219.9 million and $195.8 million at September 30, 2020 and December 31, 2019, respectively.

Under the equity method, the Corporation’s share of the earnings or losses is included in other noninterest expense. The Corporation’s remaining investment in the federal historic projects and Ohio historic preservation tax credits totaled $52.4 million and $43.6 million at September 30, 2020 and December 31, 2019, respectively. During the three months ended September 30, 2020, $0.5 million of income tax benefit was recognized due to the federal historic tax credits, which was partially offset by amortization expense, inclusive of impairment, of $0.4 million. During the nine months ended September 30, 2020, $1.1 million of income tax benefit was recognized due to the federal historic tax credits, which was partially offset by amortization expense, inclusive of impairment, of $0.8 million. During the three months ended September 30, 2020, the amount of state tax credits recognized, inclusive of impairment, was $0.4 million. During the nine months ended September 30, 2020, the amount of state tax credits recognized, inclusive of impairment, was $0.9 million.

The Corporation’s unfunded equity contributions relating to investments in qualified affordable housing projects and federal historic projects are included in other liabilities. The Corporation’s remaining unfunded equity contributions totaled $134.2 million and $131.3 million at September 30, 2020 and December 31, 2019, respectively.

Management analyzes these investments for potential impairment when events or changes in circumstances indicate that it is more-likely-than-not that the carrying amount of the investment will not be realized. An impairment loss is measured as the amount by which the carrying amount of an investment exceeds its fair value.

Investments in qualified affordable housing projects and federal historic projects are considered VIEs because TCF, as a limited partner, lacks the power to direct the activities that most significantly impact the entities’ economic performance. TCF has concluded it is not the primary beneficiary and therefore, they are not consolidated. The maximum exposure to loss on the VIE investments is limited to the carrying amount of the investments and the potential recapture of any recognized tax credits. TCF believes the likelihood of the tax credits being recaptured is remote, as a loss would only take place if the managing entity failed to meet certain government compliance requirements. Further, certain of TCF’s investments in affordable housing limited liability entities include guaranteed minimum returns which are backed by an investment grade credit-rated company, which reduces the risk of loss.

Note 12. Borrowings

TCF Bank is a member of the FHLB, which provides short- and long-term funding collateralized by mortgage related assets to its members.

Collateralized Deposits include TCF Bank’s Repurchase Investment Sweep Agreement product collateralized by mortgage-backed securities, and funds deposited by customers that are collateralized by investment securities owned by TCF Bank, as these deposits are not covered by FDIC insurance.

Short-term borrowings (borrowings with an original maturity of less than one year) were as follows:

	At September 30, 2020		At December 31, 2019
(Dollars in thousands)	Amount	Weighted- average Rate	Amount	Weighted- average Rate
FHLB advances	$400,000	0.37%	$2,450,000	1.85%
Collateralized Deposits	253,959	0.14	219,145	0.64
Line-of-Credit—TCF Commercial Finance Canada, Inc.	1,502	1.50	—	—

Total short-term borrowings	$655,461	0.28	$2,669,145	1.75

On June 29, 2020, TCF Financial voluntarily prepaid the outstanding $80.0 million on its $150.0 million unsecured 364-day revolving credit facility with an unaffiliated bank and subsequently closed the credit facility.

Long-term borrowings were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
FHLB advances	$210,372	$1,822,058
Subordinated debt obligations	586,729	428,470
Discounted lease rentals	71,738	100,882
Finance lease obligation	3,006	3,038

Total long-term borrowings	$871,845	$2,354,448

On May 6, 2020, TCF Bank issued $150.0 million of fixed-to-floating rate subordinated notes (the “2030 Notes”) at par. The fixed-to-floating rate subordinated notes, due May 6, 2030, bear an initial fixed interest rate of 5.50% per annum, payable semi-annually in arrears on May 6 and November 6, commencing on November 6, 2020. The 2030 Notes are redeemable at TCF Bank’s option beginning on May 6, 2025. Commencing May 6, 2025, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus 509 basis points, payable quarterly in arrears on February 6, May 6, August 6 and November 6. TCF Bank incurred issuance costs of $1.6 million that are amortized as interest expense over the full term of the 2030 Notes using the effective interest method.

At September 30, 2020, TCF Bank had pledged $14.0 billion of loans secured by consumer and commercial real estate to provide borrowing capacity from the FHLB.

At September 30, 2020, TCF Bank had pledged $2.5 billion of loans secured by assets to provide borrowing capacity from the Federal Reserve Bank discount window. No borrowings were sourced from this facility at September 30, 2020.

The contractual maturities of long-term borrowings at September 30, 2020 were as follows:

(In thousands)
Remainder of 2020	$501
2021	10,955
2022	135,533
2023	24,055
2024	8,806
Thereafter	691,995
Total long-term borrowings	$871,845

Note 13. Accumulated Other Comprehensive Income (Loss)

The components of other comprehensive income (loss), reclassifications from accumulated other comprehensive income (loss) to various financial statement line items and the related tax effects were as follows:

	Three Months Ended September 30,
	2020			2019
(In thousands)	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips:
Net unrealized gains (losses) arising during the period	$(8,489)	$1,992	$(6,497)	$24,236	$(5,606)	$18,630
Reclassification of net (gains) losses from accumulated other comprehensive income (loss) to:
Total interest income	777	(183)	594	844	(205)	639
Net gains (losses) on investment securities	(2,309)	542	(1,767)	—	—	—
Other noninterest expense	(32)	8	(24)	(53)	14	(39)

Amounts reclassified from accumulated other comprehensive income (loss)	(1,564)	367	(1,197)	791	(191)	600

Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips	(10,053)	2,359	(7,694)	25,027	(5,797)	19,230

Recognized postretirement prior service cost:
Reclassification of amortization of prior service cost to other noninterest expense	(12)	3	(9)	(12)	3	(9)

Foreign currency translation adjustment(1)	3,721	—	3,721	(1,968)	—	(1,968)

Net unrealized gains (losses) on net investment hedges	(3,469)	814	$(2,655)	2,170	(529)	1,641
Total other comprehensive income (loss)	$(9,813)	$3,176	$(6,637)	$25,217	$(6,323)	$18,894

	Nine Months Ended September 30,
	2020			2019
(In thousands)	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips:
Net unrealized gains (losses) arising during the period	$180,391	$(42,562)	$137,829	$114,263	$(27,519)	$86,744
Reclassification of net (gains) losses from accumulated other comprehensive income (loss) to:
Total interest income	3,156	(741)	2,415	2,495	(607)	1,888
Net gains (losses) on investment securities	(2,309)	542	(1,767)	(1,513)	368	(1,145)
Other noninterest expense	95	(22)	73	(350)	86	(264)

Amounts reclassified from accumulated other comprehensive income (loss)	942	(221)	721	632	(153)	479

Net unrealized gains (losses) on available-for-sale investment securities and interest-only strips	181,333	(42,783)	138,550	114,895	(27,672)	87,223

Recognized postretirement prior service cost:
Reclassification of amortization of prior service cost to other noninterest expense	(35)	8	(27)	(35)	10	(25)

Foreign currency translation adjustment(1)	(4,298)	—	(4,298)	5,014	—	5,014

Net unrealized gains (losses) on net investment hedges	4,272	(1,003)	3,269	(3,761)	915	(2,846)

Total other comprehensive income (loss)	$181,272	$(43,778)	$137,494	$116,113	$(26,747)	$89,366

(1)	Foreign investments are deemed to be permanent in nature and, therefore, TCF does not provide for taxes on foreign currency translation adjustments.

The components of accumulated other comprehensive income (loss) were as follows:

(In thousands)	Net Unrealized Gains (Losses) on Available-for-Sale Investment Securities and Interest- only Strips	Net Unrealized Gains (Losses) on Net Investment Hedges	Foreign Currency Translation Adjustment	Recognized Postretirement Prior Service Cost	Total
At or For the Three Months Ended September 30, 2020
Balance, beginning of period	$202,342	$15,724	$(19,716)	$58	$198,408
Other comprehensive income (loss)	(6,497)	(2,655)	3,721	—	(5,431)
Amounts reclassified from accumulated other comprehensive income (loss)	(1,197)	—	—	(9)	(1,206)

Net other comprehensive income (loss)	(7,694)	(2,655)	3,721	(9)	(6,637)

Balance, end of period	$194,648	$13,069	$(15,995)	$49	$191,771

At or For the Three Months Ended September 30, 2019
Balance, beginning of period	$39,971	$10,499	$(13,229)	$93	$37,334
Other comprehensive income (loss)	18,630	1,641	(1,968)	—	18,303
Amounts reclassified from accumulated other comprehensive income (loss)	600	—	—	(9)	591

Net other comprehensive income (loss)	19,230	1,641	(1,968)	(9)	18,894

Balance, end of period	$59,201	$12,140	$(15,197)	$84	$56,228

At or For the Nine Months Ended September 30, 2020
Balance, beginning of period	$56,098	$9,800	$(11,697)	$76	$54,277
Other comprehensive income (loss)	137,829	3,269	(4,298)	—	136,800
Amounts reclassified from accumulated other comprehensive income (loss)	721	—	—	(27)	694

Net other comprehensive income (loss)	138,550	3,269	(4,298)	(27)	137,494

Balance, end of period	$194,648	$13,069	$(15,995)	$49	$191,771

At or For the Nine Months Ended September 30, 2019
Balance, beginning of period	$(28,022)	$14,986	$(20,211)	$109	$(33,138)
Other comprehensive income (loss)	86,744	(2,846)	5,014	—	88,912
Amounts reclassified from accumulated other comprehensive income (loss)	479	—	—	(25)	454

Net other comprehensive income (loss)	87,223	(2,846)	5,014	(25)	89,366

Balance, end of period	$59,201	$12,140	$(15,197)	$84	$56,228

Note 14. Regulatory Capital Requirements

TCF and TCF Bank are subject to minimum capital requirements administered by the federal banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by the federal banking regulators that could have a material adverse effect on TCF. In general, TCF Bank may not declare or pay a dividend to TCF Financial in excess of 100% of its net retained earnings for the current year combined with its net retained earnings for the preceding two calendar years, which was $73.6 million at September 30, 2020, without prior approval of the Office of the Comptroller of the Currency (“OCC”). The OCC also has the authority to prohibit the payment of dividends by a national bank when it determines such payments would constitute an unsafe and unsound banking practice. TCF Bank’s ability to make capital distributions in the future may require regulatory approval and may be restricted by its federal banking regulators. TCF Bank’s ability to make any such distributions will also depend on its earnings and ability to meet minimum regulatory capital requirements in effect during future periods. In the future, these capital adequacy standards may be higher than existing minimum regulatory capital requirements.

The Basel III capital standards allowed institutions not subject to the advanced approaches requirements to opt out of including components of accumulated other comprehensive income (loss) in common equity Tier 1 capital. TCF and TCF Bank made the one-time permanent election to not include accumulated other comprehensive income (loss) in regulatory capital.

Effective January 1, 2020, the Corporation adopted CECL. In response to the COVID-19 pandemic, the regulatory agencies published a final rule that provides the option to delay the cumulative effect of the day 1 impact of CECL adoption on regulatory capital, along with 25% of the change in the adjusted allowance for credit losses (as computed for regulatory capital purposes which excludes PCD loans), for two years, followed by a three-year phase-in period. Management elected the 5-year transition period consistent with the final rule issued by the regulatory agencies.

Regulatory capital information for TCF and TCF Bank was as follows:

	TCF		TCF Bank
(Dollars in thousands)	At September 30, 2020	At December 31, 2019	At September 30, 2020	At December 31, 2019	Well- capitalized Standard	Minimum Capital Requirement(1)
Regulatory Capital:
Common equity Tier 1 capital	$4,053,931	$4,050,826	$4,029,278	$4,039,191
Tier 1 capital	4,244,609	4,236,648	4,050,654	4,059,417
Total capital	4,972,715	4,681,630	4,769,055	4,524,051
Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	11.45%	10.99%	11.39%	10.97%	6.50%	7.00%
Tier 1 risk-based capital ratio	11.98	11.49	11.45	11.03	8.00	8.50
Total risk-based capital ratio	14.04	12.70	13.48	12.29	10.00	10.50
Tier 1 leverage ratio	8.83	9.49	8.43	9.10	5.00	4.00

(1)	Excludes capital conservation buffer of 2.5% at both September 30, 2020 and December 31, 2019.

Note 15. Derivative Instruments

Derivative instruments, recognized at fair value within other assets or other liabilities on the Consolidated Statements of Financial Condition, were as follows:

	At September 30, 2020
		Fair Value
(In thousands)	Notional Amount(1)	Derivative Assets	Derivative Liabilities
Derivatives designated as hedging instruments
Interest rate contract	$150,000	$—	$84
Forward foreign exchange contracts	196,852	2,237	85

Total derivatives designated as hedging instruments		$2,237	$169

Derivatives not designated as hedging instruments
Interest rate contracts	$5,773,205	$279,710	$14,001
Risk participation agreements	445,120	163	171
Forward foreign exchange contracts	95,052	537	125
Interest rate lock commitments	579,456	18,596	4
Forward loan sales commitments	805,887	117	786
Power Equity CDs	21,958	442	443
Swap agreement	12,652	—	141

Total derivatives not designated as hedging instruments		$299,565	$15,671

Total derivatives before netting		301,802	15,840
Netting(2)		(2,861)	498

Total derivatives, net		$298,941	$16,338

(1)

Notional or contract amounts, which represent the extent of involvement in the derivatives market, are used to determine the contractual cash flows required in accordance with the terms of the agreement. These amounts are typically not exchanged, significantly exceed amounts subject to credit or market risk and are not reflected in the Consolidated Statements of Financial Condition.

(2)	Includes netting of derivative asset and liability balances and related cash collateral, where counterparty netting agreements are in place.

	At December 31, 2019
		Fair Value
(In thousands)	Notional Amount(1)	Derivative Assets	Derivative Liabilities
Derivatives designated as hedging instruments
Interest rate contract	$150,000	$—	$168
Forward foreign exchange contracts	177,593	—	3,251

Total derivatives designated as hedging instruments		$—	$3,419

Derivatives not designated as hedging instruments
Interest rate contracts	$5,095,969	$102,893	$5,872
Risk participation agreements	316,353	202	354
Forward foreign exchange contracts	262,656	—	3,268
Interest rate lock commitments	158,111	2,772	20
Forward loan sales commitments	174,013	41	289
Power Equity CD	29,009	734	734
Swap agreement	12,652	—	356

Total derivatives not designated as hedging instruments		$106,642	$10,893

Total derivatives before netting		$106,642	$14,312
Netting(2)		(540)	(5,109)

Total derivatives, net		$106,102	$9,203

(1)

Notional or contract amounts, which represent the extent of involvement in the derivatives market, are used to determine the contractual cash flows required in accordance with the terms of the agreement. These amounts are typically not exchanged, significantly exceed amounts subject to credit or market risk and are not reflected in the Consolidated Statements of Financial Condition.

(2)	Includes netting of derivative asset and liability balances and related cash collateral, where counterparty netting agreements are in place.

Derivative instruments may be subject to master netting arrangements and collateral arrangements and qualify for offset in the Consolidated Statements of Financial Condition. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy. Derivative instruments subject to master netting arrangements and collateral arrangements are recognized on a net basis in the Consolidated Statements of Financial Condition. The gross amounts recognized, gross amounts offset and net amount presented of derivative instruments were as follows:

	At September 30, 2020
(In thousands)	Gross Amounts Recognized	Gross Amounts Offset(1)	Net Amount Presented
Derivative assets
Interest rate contracts	$279,710	$—	$279,710
Risk participation agreements	163	—	163
Forward foreign exchange contracts	2,774	(2,740)	34
Interest rate lock commitments	18,596	(4)	18,592
Forward loan sales commitments	117	(117)	—
Power Equity CDs	442	—	442

Total derivative assets	$301,802	$(2,861)	$298,941

Derivative liabilities
Interest rate contracts	$14,085	$—	$14,085
Risk participation agreements	171	—	171
Forward foreign exchange contracts	210	760	970
Interest rate lock commitments	4	(4)	—
Forward loan sales commitments	786	(117)	669
Power Equity CDs	443	—	443
Swap agreement	141	(141)	—

Total derivative liabilities	$15,840	$498	$16,338

(1)	Includes the amounts with counterparties subject to enforceable master netting arrangements that have been offset in the Consolidated Statements of Financial Condition.

	At December 31, 2019
(In thousands)	Gross Amounts Recognized	Gross Amounts Offset(1)	Net Amount Presented
Derivative assets
Interest rate contracts	$102,893	$(492)	$102,401
Risk participation agreements	202	—	202
Forward foreign exchange contracts	—	—	—
Interest rate lock commitments	2,772	(7)	2,765
Forward loan sales commitments	41	(41)	—
Power Equity CDs	734	—	734

Total derivative assets	$106,642	$(540)	$106,102

Derivative liabilities
Interest rate contracts	$6,040	$(491)	$5,549
Risk participation agreements	354	—	354
Forward foreign exchange contracts	6,519	(4,214)	2,305
Interest rate lock commitments	20	(7)	13
Forward loan sales commitments	289	(41)	248
Power Equity CD	734	—	734
Swap agreement	356	(356)	—

Total derivative liabilities	$14,312	$(5,109)	$9,203

(1)	Includes the amounts with counterparties subject to enforceable master netting arrangements that have been offset in the Consolidated Statements of Financial Condition.

Derivatives Designated as Hedging Instruments

Interest rate contract: The carrying amount of the hedged subordinated debt, including the cumulative basis adjustment related to the application of fair value hedge accounting, is recorded in long-term borrowings on the Consolidated Statements of Financial Condition and was as follows:

	Carrying Amount of the Hedged Liability		Cumulative Amount of Fair Value Hedging Adjustments Included in the Carrying Amount of the Hedged Liability
(In thousands)	At September 30, 2020	At December 31, 2019	At September 30, 2020	At December 31, 2019
Subordinated bank note—2025	$160,694	$151,454	$11,840	$2,773

The following table summarizes the effect of fair value hedge accounting on the Consolidated Statements of Income for the three and nine months ended September 30, 2020 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Statement of income line where the gain (loss) on the fair value hedge was recorded:
Interest expense on borrowings	$11,429	$17,115	$51,147	$48,050
Gain (loss) on interest rate contract (fair value hedge)
Hedged item	680	(2,100)	(9,068)	(8,847)
Derivative designated as a hedging instrument	(731)	2,195	9,134	8,938

Gain (loss) on interest rate contract recognized in interest expense on borrowings	$(51)	$95	$66	$91

Forward foreign exchange contracts: The effect of net investment hedges on accumulated other comprehensive income was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Forward foreign exchange contracts	$(3,469)	$2,170	$4,272	$(3,761)

Derivatives Not Designated as Hedging Instruments Certain other interest rate contracts, forward foreign exchange contracts, interest rate lock commitments and other contracts have not been designated as hedging instruments. The effect of these derivatives on the Consolidated Statements of Income was as follows:

		Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	Location of Gain (Loss)	2020	2019	2020	2019
Interest rate contracts(1)	Other noninterest income	$(2,314)	$(20,085)	$3,459	$(21,345)
Risk participation agreements	Other noninterest expense	(310)	321	(523)	38
Forward foreign exchange contracts	Other noninterest expense	(1,606)	3,307	9,615	(5,302)
Interest rate lock commitments	Net gains on sales of loans and leases	68	337	15,840	1,117
Forward loan sales commitments	Net gains on sales of loans and leases	3,881	(11)	(421)	(11)
Swap agreement	Other noninterest income	—	4	(1)	4

Net gain (loss) recognized		$(281)	$(16,127)	$27,969	$(25,499)

(1)	Included in both the three and nine months ended September 30, 2019 is a loss of $17.3 million related to the termination of $1.1 billion of interest rate swaps.

At September 30, 2020 and December 31, 2019, credit risk-related contingent features existed on forward foreign exchange contracts with a notional value of $26.3 million and $23.1 million, respectively. In the event the Corporation is rated less than BB- by Standard and Poor’s, the contracts could be terminated or the Corporation may be required to provide approximately $526 thousand and $462 thousand in additional collateral at September 30, 2020 and December 31, 2019, respectively. There were no forward foreign exchange contracts containing credit risk-related features in a liability position at both September 30, 2020 and December 31, 2019.

At September 30, 2020, the Corporation had posted $67.9 million and $0.8 million of cash collateral related to its interest rate contracts and forward foreign exchange contracts, respectively, and received $3.5 million of cash collateral related to its forward foreign exchange contracts.

Note 16. Fair Value Measurements

The Corporation uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Fair values are based on the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investment securities available-for-sale, certain loans held for sale, interest-only strips, derivative instruments, forward loan sales commitments and assets and liabilities held in trust for deferred compensation plans are recorded at fair value on a recurring basis. From time to time the Corporation may be required to record at fair value other assets on a non-recurring basis, such as certain investment securities held-to-maturity, loans and leases, goodwill, loan servicing rights, other intangible assets, other real estate owned, repossessed and returned assets or securitization receivables. These non-recurring fair value adjustments typically involve application of lower of cost or fair value accounting or write-downs of individual assets.

The Corporation groups its assets and liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the degree and reliability of estimates and assumptions used to determine fair value. The levels are as follows:

Level 1	Valuations that are based on prices obtained from independent pricing sources for the same instruments traded in active markets.

Level 2	Valuations that are based on prices obtained from independent pricing sources that are based on observable transactions of similar instruments, but not quoted markets.

Level 3	Valuations generated from model-based techniques that use at least one significant unobservable input. Such unobservable inputs reflect estimates of assumptions that market participants would use in pricing the asset or liability.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Investment Securities Available-for-Sale: The fair value of investment securities available-for-sale, categorized primarily as Level 2, is recorded using prices obtained from independent asset pricing services that are based on observable transactions, but not quoted markets. Management reviews the prices obtained from independent asset pricing services for unusual fluctuations and comparisons to current market trading activity.

Loans Held-for-Sale: The Corporation has elected the fair value option for residential mortgage loans held-for-sale. Accordingly, the fair values of residential mortgage loans held-for-sale are based on valuation models that use the market price for similar loans sold in the secondary market. As these prices are derived from market observable inputs, they are categorized as Level 2.

Interest-only Strips: The fair value of interest-only strips, categorized as Level 3, represents the present value of future cash flows expected to be received by the Corporation on certain assets. The Corporation uses available market data, along with its own empirical data and discounted cash flow models, to arrive at the fair value of its interest-only strips. The present value of the estimated expected future cash flows to be received is determined by using discount, loss and prepayment rates that the Corporation believes are commensurate with the risks associated with the cash flows and what a market participant would use. These assumptions are inherently subject to volatility and uncertainty and, as a result, the fair value of the interest-only strips may fluctuate significantly from period to period. Unobservable inputs used to value the interest-only strips include a discount rate of 14% (weighted average) and prepayment rates of 4% (weighted average).

Derivative Instruments:

Interest Rate Contracts: The Corporation executes interest rate contracts as described in “Note 15. Derivative Instruments.” The fair value of these interest rate contracts, categorized as Level 2, is determined using a cash flow model which may consider the forward curve, the discount curve, option volatilities and credit valuation adjustments related to counterparty and/or borrower non-performance risk.

Risk Participation Agreements: The fair value of risk participation agreements, categorized as Level 2, is determined using a cash flow model which may consider the forward curve, the discount curve, option volatilities and credit valuation adjustments related to counterparty and/or borrower nonperformance risk.

Forward Foreign Exchange Contracts: The Corporation’s forward foreign exchange contracts are recorded at fair value using a cash flow model that includes key inputs such as foreign exchange rates and an assessment of the risk of counterparty non-performance. The risk of counterparty non-performance is based on external assessments of credit risk. The fair value of these contracts, categorized as Level 2, is based on observable transactions, but not quoted markets.

Interest Rate Lock Commitments: The Corporation’s interest rate lock commitments are derivative instruments that are recorded at fair value based on valuation models that use the market price for similar loans sold in the secondary market. The interest rate lock commitments are adjusted for expectations of exercise and funding. As the prices are derived from market observable inputs, the Corporation categorized these instruments as Level 2.

Power Equity CDs: Power Equity CDs are categorized as Level 2, and determined using quoted prices of underlying stocks, along with other terms and features of the derivative instruments.

Swap Agreement: The Corporation’s swap agreement, categorized as Level 3, is related to the sale of Legacy TCF’s Visa Class B stock. The fair value of the swap agreement is based on the Corporation’s estimated exposure related to the Visa covered litigation through a probability analysis of the funding and estimated settlement amounts.

Forward Loan Sales Commitments: The Corporation enters into forward loan sales commitments to sell certain mortgage loans which are recorded at fair value based on valuation models. The Corporation’s expectation of the amount of its interest rate lock commitments that will ultimately close is a factor in determining the position. The valuation models utilize the fair value of related mortgage loans determined using observable market data and therefore the commitments are categorized as Level 2.

Assets and Liabilities Held in Trust for Deferred Compensation Plans: Assets held in trust for deferred compensation plans include investments in publicly traded securities, excluding TCF Financial common stock reported in other equity, and U.S. Treasury notes. The fair value of these assets, categorized as Level 1, is based on prices obtained from independent asset pricing services based on active markets. The fair value of the liabilities equals the fair value of the assets.

The balances of assets and liabilities measured at fair value on a recurring basis were as follows:

	September 30, 2020
(In thousands)	Level 1	Level 2	Level 3	Total
Assets
Investment securities available-for-sale	$—	$7,445,696	$467	$7,446,163
Loans held-for-sale	—	460,172	—	460,172
Interest-only strips	—	—	9,555	9,555
Derivative assets:(1)
Interest rate contracts	—	279,710	—	279,710
Risk participation agreements	—	163	—	163
Forward foreign exchange contracts	—	2,774	—	2,774
Interest rate lock commitments	—	18,596	—	18,596
Forward loan sales commitments	—	117	—	117
Power Equity CDs	—	442	—	442

Total derivative assets	—	301,802	—	301,802
Assets held in trust for deferred compensation plans	46,210	—	—	46,210

Total assets at fair value	$46,210	$8,207,670	$10,022	$8,263,902

Liabilities
Derivative liabilities:(1)
Interest rate contracts	$—	$14,085	$—	$14,085
Risk participation agreements	—	171	—	171
Forward foreign exchange contracts	—	210	—	210
Interest rate lock commitments	—	4	—	4
Forward loan sales commitments	—	786	—	786
Power Equity CDs	—	443	—	443
Swap agreement	—	—	141	141

Total derivative liabilities	—	15,699	141	15,840
Liabilities held in trust for deferred compensation plans	46,210	—	—	46,210

Total liabilities at fair value	$46,210	$15,699	$141	$62,050

(1)

As permitted under GAAP, the Corporation has elected to net derivative assets and derivative liabilities when a legally enforceable master netting agreement exists as well as the related cash collateral received and paid. For purposes of this table, the derivative assets and derivative liabilities are presented gross of this netting adjustment.

	December 31, 2019
(In thousands)	Level 1	Level 2	Level 3	Total
Assets
Investment securities available-for-sale	$—	$6,719,568	$433	$6,720,001
Loans held-for-sale	—	91,202	—	91,202
Interest-only strips	—	—	12,813	12,813
Derivative assets:(1)
Interest rate contracts	—	102,893	—	102,893
Risk participation agreements	—	202	—	202
Interest rate lock commitments	—	2,772	—	2,772
Forward loan sales commitments	—	41	—	41
Power Equity CDs	—	734	—	734

Total derivative assets	—	106,642	—	106,642
Forward loan sales commitments, non-derivative	—	46	—	46
Assets held in trust for deferred compensation plans	43,743	—	—	43,743

Total assets at fair value	$43,743	$6,917,458	$13,246	$6,974,447

Liabilities
Derivative liabilities:(1)
Interest rate contracts	$—	$6,040	$—	$6,040
Risk participation agreements	—	354	—	354
Forward foreign exchange contracts	—	6,519	—	6,519
Interest rate lock commitments	—	20	—	20
Forward loan sales commitments	—	289	—	289
Power Equity CDs	—	734	—	734
Swap agreement	—	—	356	356

Total derivative liabilities	—	13,956	356	14,312
Liabilities held in trust for deferred compensation plans	43,743	—	—	43,743

Total liabilities at fair value	$43,743	$13,956	$356	$58,055

(1)

As permitted under GAAP, the Corporation has elected to net derivative assets and derivative liabilities when a legally enforceable master netting agreement exists as well as the related cash collateral received and paid. For purposes of this table, the derivative assets and derivative liabilities are presented gross of this netting adjustment.

Management assesses the appropriate classification of financial assets and liabilities within the fair value hierarchy by monitoring the level of available observable market information. Changes in markets or economic conditions, as well as changes to the valuation models, may require the transfer of financial instruments from one fair value level to another. Such transfers, if any, are recorded at the fair values as of the beginning of the quarter in which the transfers occurred.

The changes in Level 3 assets and liabilities measured at fair value on a recurring basis were as follows:

(In thousands)	Investment securities available- for-sale	Loans held-for- sale	Interest- only strips	Interest rate lock commitments	Swap agreement	Forward loan sales commitments
At or For the Three Months Ended September 30, 2020
Asset (liability) balance, beginning of period	$441	$—	$11,811	$—	$(213)	$—
Total net gains (losses) included in:
Net income	1	—	277	—	—	—
Other comprehensive income (loss)	25	—	(1,211)	—	—	—
Principal paydowns / settlements	—	—	(1,322)	—	72	—

Asset (liability) balance, end of period	$467	$—	$9,555	$—	$(141)	$—

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$25	$—	$(1,211)	$—	$—	$—

At or For the Three Months Ended September 30, 2019
Asset (liability) balance, beginning of period	$3	$29,211	$15,236	$1,402	$(435)	$(145)
Transfers out of Level 3(1)	—	(29,211)	—	(1,402)	—	145
Total net gains (losses) included in:
Net income	—	—	610	—	—	—
Other comprehensive income (loss)	(25)	—	(65)	—	—	—
Acquired	450	—	—	—	—	—
Originations	—	—	628	—	—	—
Principal paydowns / settlements	—	—	(2,332)	—	79	—

Asset (liability) balance, end of period	$428	$—	$14,077	$—	$(356)	$—

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$(25)	$—	$(65)	$—	$—	$—

At or For the Nine Months Ended September 30, 2020
Asset (liability) balance, beginning of period	$433	$—	$12,813	$—	$(356)	$—
Total net gains (losses) included in:
Net income	3	—	763	—	(1)	—
Other comprehensive income (loss)	31	—	430	—	—	—
Principal paydowns / settlements	—	—	(4,451)	—	216	—

Asset (liability) balance, end of period	$467	$—	$9,555	$—	$(141)	$—

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$31	$—	$430	$—	$—	$—

At or For the Nine Months Ended September 30, 2019
Asset (liability) balance, beginning of period	$4	$18,070	$16,835	$624	$(583)	$(26)
Total net gains (losses) included in:
Net income	—	534	1,975	778	—	(119)
Other comprehensive income (loss)	(25)	—	246	—	—	—
Acquired	450
Sales	—	(164,693)	—	—	—	—
Originations	—	175,304	2,180	—	—	—
Principal paydowns / settlements	(1)	(4)	(7,159)	—	227	—
Transfers out of Level 3(1)	—	(29,211)	—	(1,402)	—	145

Asset (liability) balance, end of period	$428	$—	$14,077	$—	$(356)	$—

Unrealized gains (losses) included in other comprehensive income for assets held at the end of the period	$(25)	$—	$246	$—	$—	$—

(1)	Certain assets (liabilities) previously classified as Level 3 were transferred to Level 2 because current period prices are derived from Level 2 observable market data.

Assets and Liabilities Recorded at Fair Value on a Non-recurring Basis

The following is a discussion of the valuation methodologies used to record assets and liabilities at fair value on a non-recurring basis.

Loans and Leases: Loans and leases for which repayment is expected to be provided solely by the value of the underlying collateral, categorized as Level 3 and recorded at fair value on a non-recurring basis, are valued based on the fair value of that collateral less estimated selling costs. The fair value of the collateral is determined based on internal estimates and/or assessments provided by third-party appraisers and the valuation relies on discount rates ranging from 10% to 15%.

Loan servicing rights: The fair value of loan servicing rights, categorized as Level 3, is based on a third party valuation model utilizing a discounted cash flow analysis using interest rates and prepayment speed assumptions currently quoted for comparable instruments and a discount rate determined by management. The valuation relies on discount rates ranging from 10% to 15% and prepayment speeds ranging from 9% to 25%. Loan servicing rights are recorded at the lower of cost or fair value.

Other Real Estate Owned: The fair value of other real estate owned, categorized as Level 3, is based on independent appraisals, real estate brokers’ price opinions or automated valuation methods, less estimated selling costs. Certain properties require assumptions that are not observable in an active market in the determination of fair value and include a discount rate of 10%. Assets acquired through foreclosure are initially recorded at the lower of the loan or lease carrying amount or fair value less estimated selling costs at the time of transfer to other real estate owned.

Repossessed and Returned Assets: The fair value of repossessed and returned assets, categorized as Level 2 or Level 3 depending on the underlying asset type, are based on available pricing guides, auction results or price opinions, less estimated selling costs. Assets acquired through repossession or returned to TCF are initially recorded at the lower of the loan or lease carrying amount or fair value less estimated selling costs at the time of transfer to repossessed and returned assets.

The balances of assets measured at fair value on a non-recurring basis were as follows. There were no liabilities measured at fair value on a non-recurring basis at September 30, 2020 and December 31, 2019.

(In thousands)	Level 1	Level 2	Level 3	Total
At September 30, 2020
Loans and leases	$—	$—	$261,885	$261,885
Loan servicing rights	—	—	38,253	38,253
Other real estate owned	—	—	15,730	15,730
Repossessed and returned assets	—	10,077	—	10,077

Total non-recurring fair value measurements	$—	$10,077	$315,868	$325,945

At December 31, 2019
Loans and leases	$—	$—	$141,199	$141,199
Loan servicing rights	—	—	56,298	56,298
Other real estate owned	—	—	17,577	17,577
Repossessed and returned assets	—	6,968	—	6,968

Total non-recurring fair value measurements	$—	$6,968	$215,074	$222,042

Fair Value Option

The Corporation has elected the fair value option for residential mortgage loans held-for-sale. This election facilitates the offsetting of changes in fair value of the loans held-for-sale and the derivative financial instruments used to economically hedge them. The difference between the aggregate fair value and aggregate unpaid principal balance of these loans held-for-sale was as follows:

(In thousands)	September 30, 2020	December 31, 2019
Fair value carrying amount	$460,172	$91,202
Aggregate unpaid principal amount	436,216	88,192

Fair value carrying amount less aggregate unpaid principal	$23,956	$3,010

Differences between the fair value carrying amount and the aggregate unpaid principal balance include changes in fair value recorded at and subsequent to funding and gains and losses on the related loan commitment prior to funding. No loans recorded under the fair value option were delinquent or on nonaccrual status at September 30, 2020 and December 31, 2019. The net gain from initial measurement of the loans held-for-sale, any subsequent changes in fair value while the loans are outstanding and any actual adjustment to the gains realized upon sales of the loans totaled $31.4 million and $79.0 million for the three and nine months ended September 30, 2020 and $12.4 million and $18.3 million for the same periods in 2019, and are included in net gains on sales of loans and leases. These amounts exclude the impacts from the interest rate lock commitments and forward loan sales commitments which are also included in net gains on sales of loans and leases.

Disclosures about Fair Value of Financial Instruments

Management discloses the estimated fair value of financial instruments, including assets and liabilities on and off the Consolidated Statements of Financial Condition, for which it is practicable to estimate fair value. These fair value estimates were made at September 30, 2020 and December 31, 2019 based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price at which an asset could be sold or a liability could be settled. However, given there is no active market or observable market transactions for many of TCF’s financial instruments, the estimates of fair value are subjective in nature, involve uncertainties and include matters of significant judgment. Changes in assumptions could significantly affect the estimated values.

The carrying amounts and estimated fair values of the financial instruments, excluding short-term financial assets and liabilities as their carrying amounts approximate fair value and financial instruments recorded at fair value on a recurring basis, are included below. This information represents only a portion of the Consolidated Statements of Financial Condition not recorded in their entirety on a recurring basis and not the estimated value of the Corporation as a whole. Non-financial instruments such as the intangible value of the Corporation’s banking centers and core deposits, leasing operations, goodwill, premises and equipment and the future revenues from the Corporation’s customers are not reflected in this disclosure. Therefore, this information is of limited use in assessing the value of the Corporation.

	At September 30, 2020
	Carrying Amount	Estimated Fair Value
(In thousands)		Level 1	Level 2	Level 3	Total
Financial instrument assets
FHLB and FRB stocks	$300,444	$—	$300,444	$—	$300,444
Investment securities held-to-maturity	170,309	—	176,649	3,715	180,364
Loans and leases held-for-sale	255	—	—	262	262
Net loans(1)	31,140,162	—	—	31,323,032	31,323,032
Securitization receivable(2)	—	—	—	19,802	19,802
Deferred fees on commitments to extend credit(2)	21,222	—	21,222	—	21,222

Total financial instrument assets	$31,632,392	$—	$498,315	$31,346,811	$31,845,126

Financial instrument liabilities
Certificates of deposits	$6,334,760	$—	$6,355,057	$—	$6,355,057
Long-term borrowings	871,845	—	901,221	—	901,221

Total financial instrument liabilities	$7,206,605	$—	$7,256,278	$—	$7,256,278

(1)	Expected credit losses are included in the carrying amount and estimated fair value.
(2)	Carrying amounts are included in other assets.
(3)	Carrying amounts are included in other liabilities.

	At December 31, 2019
	Carrying Amount	Estimated Fair Value
(In thousands)		Level 1	Level 2	Level 3	Total
Financial instrument assets
FHLB and FRB stocks	$442,440	$—	$442,440	$—	$442,440
Investment securities held-to-maturity	139,445	—	141,168	3,676	144,844
Loans held-for-sale	108,584	—	110,252	2,273	112,525
Net loans(1)	31,699,285	—	—	31,804,513	31,804,513
Securitization receivable(2)	19,689	—	—	19,466	19,466
Deferred fees on commitments to extend credit(2)	19,300	—	19,300	—	19,300

Total financial instrument assets	$32,428,743	$—	$713,160	$31,829,928	$32,543,088

Financial instrument liabilities
Certificates of deposits	$7,455,556	$—	$7,460,577	$—	$7,460,577
Long-term borrowings	2,354,448	—	2,368,469	—	2,368,469
Deferred fees on standby letters of credit(3)	56	—	56	—	56

Total financial instrument liabilities	$9,810,060	$—	$9,829,102	$—	$9,829,102

(1)	Expected credit losses are included in the carrying amount and estimated fair value.
(2)	Carrying amounts are included in other assets.
(3)	Carrying amounts are included in other liabilities.

Note 17. Revenue from Contracts with Customers

The Corporation earns a variety of revenue, including interest and fees, from customers, as well as revenues from noncustomers. The majority of the sources of revenue are included in interest income and noninterest income and are outside of the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Other sources of revenue fall within the scope of ASC 606 and are mostly included in noninterest income.

The Corporation recognizes revenue when the performance obligations related to the transfer of goods or services under the terms of a contract are satisfied. Some obligations are satisfied at a point in time, while others are satisfied over a period of time. Revenue is recognized as the amount of consideration expected to be received in exchange for transferring goods or services to a customer and is segregated based on the nature of product and services offered as part of contractual arrangements. Revenue streams within the scope of ASC 606 are discussed below.

•

Fees and Service Charges on Deposit Accounts Fees and service charges on deposit accounts includes fees and other charges TCF receives to provide various services, including but not limited to, service charges on deposit accounts and other fees including account analysis fees, monthly service fees, overdraft services, transferring funds, and accepting and executing stop-payment orders. The Corporation’s performance obligation for account analysis fees and monthly service fees are generally satisfied and, therefore, revenue is recognized over the period in which the service is provided. Deposit account related fees are largely transactional based, and therefore, the performance obligation is satisfied and the related revenue is recognized at the point in time when the transaction occurs.

•

Wealth Management Revenue Wealth management revenue includes fee income generated from personal and institutional customers. The Corporation also provides investment management services. Revenue is recognized over the period of time the services are rendered. Wealth management revenue also includes commissions that are earned for placing a brokerage transaction for execution. Revenue is recognized once the transaction is completed and the Corporation is entitled to receive consideration.

•

Card and ATM Revenue Card and ATM revenue includes ATM surcharges and debit card related revenue. ATM surcharges and certain debit card fees are transaction-based and, therefore, the performance obligation is satisfied and the related revenue is recognized at the point in time when the transaction occurs. Other debit card fees satisfied over a period of time are recognized over the period in which the service is provided.

•

Other Noninterest Income Other noninterest income includes wire transfer fees, safe deposit box income and check orders. The consideration includes both fixed (e.g., safe deposit box fees) and transaction (e.g., wire-transfer fee and check orders) fees. Fixed fees are recognized over the period of time the service is provided, while transaction fees are recognized when a specific service is rendered to the customer.

The following tables present total noninterest income segregated between contracts with customers within the scope of ASC 606 and those within the scope of other GAAP topics.

	Three Months Ended September 30, 2020
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$23,010	$2,425	$—	$35	$25,470
Wealth management revenue	1,334	—	—	5,172	6,506
Card and ATM revenue	21,635	64	—	1,684	23,383
Other noninterest income	1,461	1,413	199	60,378	63,451

Total	$47,440	$3,902	$199	$67,269	$118,810

	Three Months Ended September 30, 2019
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$32,552	$2,046	$—	$(214)	$34,384
Wealth management revenue	1,047	—	—	3,194	4,241
Card and ATM revenue	21,479	2	—	1,834	23,315
Other noninterest income	(455)	1,592	163	31,018	32,318

Total	$54,623	$3,640	$163	$35,832	$94,258

	Nine Months Ended September 30, 2020
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$75,130	$7,459	$—	$310	$82,899
Wealth management revenue	3,846	—	—	15,017	18,863
Card and ATM revenue	59,041	66	—	6,597	65,704
Other noninterest income	1,293	4,466	767	214,835	221,361

Total	$139,310	$11,991	$767	$236,759	$388,827

	Nine Months Ended September 30, 2019
	Within the scope of ASC 606			Out of scope of ASC 606	Total
(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services
Noninterest income
Fees and service charges on deposit accounts	$84,453	$4,243	$—	$(192)	$88,504
Wealth management revenue	1,047	—	—	3,194	4,241
Card and ATM revenue	60,584	3	—	1,883	62,470
Other noninterest income	395	6,908	245	144,717	152,265

Total	$146,479	$11,154	$245	$149,602	$307,480

Contract Balances A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The noninterest income streams are largely based on transactional activity, or standard month-end revenue accruals such as asset management fees based on month-end market values. Consideration is most often received immediately or shortly after the Corporation satisfies its performance obligation and revenue is recognized. The Corporation does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances.

Note 18. Share-based Compensation

The Corporation maintains share-based compensation plans under which it periodically grants share-based awards for a fixed number of shares to directors and certain officers of the Corporation.

Before the Merger, Chemical and Legacy TCF granted share-based awards under their respective share-based compensation plans, including the Chemical Stock Incentive Plan of 2019 (the “Stock Incentive Plan of 2019”) and the TCF Financial 2015 Omnibus Incentive Plan (the “Legacy TCF Omnibus Incentive Plan”). At September 30, 2020, there were 1,440,141 shares reserved for issuance under the Legacy TCF Omnibus Incentive Plan and there were 1,147,952 shares reserved for issuance under the Stock Incentive Plan of 2019.

The fair value of share-based awards is recognized as compensation expense over the requisite service or performance period. Compensation expense for share-based awards, including the merger-related share-based compensation expense was $11.9 million and $33.6 million for the three and nine months ended September 30, 2020, respectively, and $9.8 million and $13.6 million for the same period in 2019, respectively. The excess tax realized from share-based compensation transactions during the three and nine months ended September 30, 2020 was an expense of $897 thousand and $2.0 million, respectively, and a benefit of $743 thousand and $2.0 million for the same period in 2019, respectively.

Restricted Stock Units

The Corporation can grant performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”) (collectively referred to as “RSUs”) under the Stock Incentive Plan of 2019 and the Legacy TCF Omnibus Incentive Plan; provided, that, RSUs granted under the Legacy TCF Omnibus Incentive Plan may only be granted to new employees hired after the merger or employees who previously were employees of Legacy TCF. At September 30, 2020, there were 407,323 PRSUs outstanding dependent on achieving certain performance target levels and the grantee completing the requisite service period. The TRSUs vest upon satisfaction of a service condition. Upon achievement of the satisfaction of a service condition and/or performance target level, as applicable, the TRSUs are converted into shares of TCF Financial’s common stock on a one-to-one basis and the PRSUs are converted into shares of TCF Financial’s common stock in accordance with the achievement of the performance target (ranging from 0% to 150% of the granted PRSUs). Compensation expense related to RSUs is recognized over the expected requisite performance or service period, as applicable.

A summary of the activity for RSUs at and for the nine months ended September 30, 2020 is presented below:

	Number of Units	Weighted-average Grant Date Fair Value Per Unit
Outstanding at December 31, 2019	1,511,820	$44.49
Granted	1,465,165	24.59
Forfeited/canceled	(45,388)	28.93
Vested	(601,651)	43.99

Outstanding at September 30, 2020	2,329,946	$32.41

Unrecognized compensation expense related to RSUs totaled $52.1 million at September 30, 2020 and is expected to be recognized over the remaining weighted-average period of 2.7 years.

Restricted Stock Awards

The Corporation’s restricted stock award transactions were as follows:

	Number of Awards	Weighted-Average Grant Date Fair Value Per Award
Outstanding at December 31, 2019	888,305	$40.67
Granted	54,040	25.91
Forfeited/canceled	(7,959)	39.91
Vested	(379,485)	41.11

Outstanding at September 30, 2020	554,901	$38.63

At September 30, 2020, there were no shares of performance-based restricted stock awards outstanding. Unrecognized stock compensation expense for restricted stock awards was $11.5 million at September 30, 2020 with a weighted-average remaining amortization period of 1.9 years.

The following table provides information regarding total expense for restricted stock awards:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Restricted stock expense related to employees(1)	$7,600	$4,779	$17,995	$9,455
Restricted stock expense related to directors(2)	352	391	566	709

Total restricted stock expense	$7,952	$5,170	$18,561	$10,164

(1)	Included in “Compensation and employee benefits” in the Consolidated Statements of Income.
(2)	Included in “Other noninterest expense” in the Consolidated Statements of Income.

Stock Options

A summary of activity for the Corporation’s stock options at and for the nine months ended September 30, 2020 is presented below:

	Non-Vested Stock Options Outstanding		Stock Options Outstanding
	Number of Options	Weighted- average Exercise Price	Number of Options	Weighted- average Exercise Price
Outstanding at December 31, 2019	120,809	$39.63	495,165	$29.48
Exercised	—	—	(82,276)	22.03
Forfeited/canceled	(3,659)	38.18	—	—
Expired	—	—	(74,626)	38.89
Vested	(57,262)	38.38	57,262	38.38

Outstanding at September 30, 2020	59,888	$40.92	395,525	$30.55
Exercisable/vested at September 30, 2020			395,525	$30.55

The weighted-average remaining contractual term was 4.1 years for all outstanding stock options and 3.9 years for exercisable stock options at September 30, 2020.

Note 19. Retirement Plans

The Corporation’s retirement plans include qualified defined benefit pension plans, nonqualified postretirement benefit plans, 401(k) savings plans and nonqualified supplemental retirement plans. These plans are discussed in further detail in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

Qualified Defined Benefit Pension Plans

The TCF Cash Balance Pension Plan (the “Legacy TCF Pension Plan”) and the Chemical Financial Corporation Employees’ Pension Plan (“Chemical Pension Plan”) are both defined as qualified benefit pension plans (collectively, the “Pension Plans”), which previously provided for postretirement pension benefits for plan eligible employees.

The Board of Directors of Legacy TCF approved the termination of the Legacy TCF Pension Plan effective November 1, 2019. The Corporation believes all participants will have their benefits paid in full. During the three months ended September 30, 2020, distributions were made to all participants electing a lump sum payment. Due to the TCF Pension Plan’s funding level, assets were liquidated and additional funding was made for the annuity purchase in October 2020. The weighted-average interest crediting rate was 2.05% as of September 30, 2020. TCF does not consolidate the assets and liabilities associated with the Legacy TCF Pension Plan.

The termination of the Chemical Pension Plan was effective August 31, 2019. The discount rate was adjusted to 3.48% based on the remeasurement of the Chemical Pension Plan required due to the Merger and the termination. At the time of the Merger, as a result of the termination, the Corporation recognized a prepaid asset representing the funded status of the Chemical Pension Plan, net of estimated settlement costs, and the balance previously recorded in accumulated other comprehensive income was eliminated. The purchase accounting adjustment, as a result of the Merger, was reported in goodwill. The Chemical Pension Plan was fully funded as of September 30, 2020. During the three months ended September 30, 2020, distributions were made to all participants electing a lump-sum payment. Following that distribution, existing plan assets will be liquidated over the next several months and an annuity purchase transaction was completed in October 2020.

Nonqualified Postretirement Benefit Plans

The Legacy TCF Postretirement Plan provides health care benefits to eligible retired employees who retired prior to December 31, 2009. The provisions for active and retired employees then eligible for these benefits were not changed. The Postretirement Plan is not funded.

The Chemical Postretirement Benefit Plan provides medical and dental benefits, during retirement, to a limited number of active and retired employees. The benefits can be amended, modified or terminated by the Corporation at any time.

401(k) Savings Plans

The TCF 401K Plan (the “TCF 401K”), a qualified postretirement benefit and employee stock ownership plan provides, and until December 31, 2019 the Chemical Financial Corporation 401K Savings Plan (the “Chemical 401K”), a qualified postretirement benefit plan provided the option to invest in TCF common stock. Effective December 31, 2019, the Chemical 401K merged with and into the TCF 401K. All participant balances remaining in the Chemical 401K were transferred into the TCF 401K on December 31, 2019.

Nonqualified Supplemental Retirement Plans

The TCF 401K Supplemental Plan (the “Legacy TCF SERP”) and the TCF Financial Corporation Deferred Compensation Plan (the “TCF Deferred Compensation Plan”) are both defined as nonqualified supplemental retirement plans. The Legacy TCF SERP’s assets, which include investments in TCF common stock, are held in trust and included in equity in the other line item.

Net Periodic Benefit

The net periodic benefit plan (income) cost included in other noninterest expense for defined benefit pension plans and postretirement benefit plans were as follows:

	Defined Benefit Pension Plans
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Interest cost	$946	$1,046	$2,839	$1,574
Return on plan assets	(864)	(949)	(2,594)	(1,223)

Net periodic benefit plan (income) cost	$82	$97	$245	$351

	Postretirement Benefit Plans
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Interest cost	$36	$41	$107	$101
Service cost	—	—	1	—
Amortization of prior service cost	(12)	(11)	(35)	(35)

Net periodic benefit plan (income) cost	$24	$30	$73	$66

TCF made no cash contributions to the defined benefit pension plans during the three and nine months ended September 30, 2020 and 2019. Due to the funding level upon final termination, assets were liquidated and additional funding was made for the annuity purchase in October 2020. TCF contributed $0.1 million and $0.2 million to the Legacy TCF Postretirement Plan during the three and nine months ended September 30, 2020, respectively, compared to $0.1 million and $0.3 million during the three and nine months ended September 30, 2019, respectively. TCF made no contributions to the Chemical Postretirement Benefit Plan during both the three and nine months ended September 30, 2020 and 2019.

As of December 31, 2019, the TCF 401K allows participants to make contributions of up to 50% of their covered compensation on a tax-deferred and/or after-tax basis, subject to the annual covered compensation limitation imposed by the Internal Revenue Service (“IRS”). TCF matches the contributions of all participants at a rate of $1 per dollar for employees to a maximum company contribution of 5% of the employee’s covered compensation per pay period subject to the annual covered compensation limitation imposed by the IRS. Employee contributions and matching contributions vest immediately. The Corporation match under the TCF 401K was $5.0 million and $16.8 million for the three and nine months ended September 30, 2020, respectively. The Corporation match under both the Legacy TCF 401k and the Chemical 401k was $4.3 million and $11.4 million for the three and nine months ended September 30, 2019, respectively. Dividends on TCF’s common shares held in the TCF 401K are reinvested in such fund or, at the election of the participant, may be paid in cash to the participant.

Effective January 1, 2020, the TCF Deferred Compensation Plan (previously the Chemical Deferred Compensation Plan), a nonqualified supplemental retirement plan, was amended to allow certain employees to contribute up to 60% of their salary and up to 85% of bonus compensation. The amounts deferred under this plan are invested in a selection of participant designated mutual funds.

Note 20. Earnings Per Common Share

The computations of basic and diluted earnings per common share were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2020	2019	2020	2019
Basic earnings per common share
Net income attributable to TCF Financial Corporation	$55,738	$22,148	$131,401	$183,069
Preferred stock dividends	2,494	2,494	7,481	7,481

Net income available to common shareholders	53,244	19,654	123,920	175,588
Less: Earnings allocated to participating securities	—	—	—	19

Earnings allocated to common stock	$53,244	$19,654	$123,920	$175,569

Weighted-average common shares outstanding used in basic earnings per common share calculation	151,768,337	128,575,171	151,761,299	97,876,262

Basic earnings per common share	$0.35	$0.15	$0.82	$1.79

Diluted earnings per common share
Earnings allocated to common stock	$53,244	$19,654	$123,920	$175,569

Weighted-average common shares outstanding used in basic earnings per common share calculation	151,768,337	128,575,171	151,761,299	97,876,262
Net dilutive effect of:
Non-participating restricted stock	26,163	73,698	12,383	139,795
Stock options	27,092	105,719	53,246	39,222

Weighted-average common shares outstanding used in diluted earnings per common share calculation	151,821,592	128,754,588	151,826,928	98,055,279

Diluted earnings per common share	$0.35	$0.15	$0.82	$1.79

Anti-dilutive shares outstanding not included in the computation of diluted earnings per common share
Non-participating restricted stock	2,303,249	1,271,045	2,531,355	1,271,045
Stock options	323,386	97,980	228,106	97,980

Note 21. Other Noninterest Income and Expense

Other noninterest income and expense was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020	2019	2020	2019
Other Noninterest Income
Gain on branch sales(1)	$—	$—	$14,717	$—
Termination of interest rate swaps	—	(17,302)	—	(17,302)
Loan servicing rights impairment	(154)	(4,520)	(17,248)	(4,520)
Other	5,565	9,513	35,650	21,510

Total other noninterest income	$5,411	$(12,309)	$33,119	$(312)

Other Noninterest Expense
Outside processing	$15,697	$12,084	$42,414	$23,475
Loan and lease expense	7,849	6,750	23,988	13,413
Professional fees	6,552	7,406	18,749	18,319
Advertising and marketing	8,251	7,101	21,091	19,229
FDIC insurance	5,138	6,298	18,439	11,708
Card processing and issuance costs	6,064	5,746	20,585	14,437
Other	33,872	42,391	100,409	94,200

Total other noninterest expense	$83,423	$87,776	$245,675	$194,781

(1)	Represents the completion of the sale of seven banking centers in conjunction with deposits associated with those banking centers.

Note 22. Reportable Segments

The Corporation’s reportable segments are Consumer Banking, Commercial Banking and Enterprise Services. Consumer Banking is comprised of all of the Corporation’s consumer-facing businesses and includes retail banking, consumer lending, wealth management and small business banking. Commercial Banking, previously named Wholesale Banking, is comprised of commercial and industrial and commercial real estate banking and lease financing. Enterprise Services is comprised of (i) corporate treasury, which includes the Corporation’s investment and borrowing portfolios and management of capital, debt and market risks, (ii) corporate functions, such as information technology, risk and credit management, bank operations, finance, investor relations, corporate development, internal audit, legal and human capital management that provide services to the operating segments, (iii) the Holding Company and (iv) eliminations.

In connection with the Merger, effective August 1, 2019, the Corporation renamed its Wholesale Banking segment to Commercial Banking to align with the way it is now managed. In addition, activity that was related to small business banking and private banking were moved from the Wholesale Banking (now named Commercial Banking) segment to the Consumer Banking segment. The revised presentation of previously reported segment data has been applied retroactively to all periods presented in these financial statements.

The Corporation evaluates performance and allocates resources based on each reportable segment’s net income or loss. The reportable segments follow GAAP as described in Note 1. Basis of Presentation, except for the accounting for intercompany interest income and interest expense, which are eliminated in consolidation and presenting net interest income on a fully tax-equivalent basis. The Corporation generally accounts for inter-segment sales and transfers at cost.

Certain information for each of the Corporation’s reportable segments, including reconciliations of the consolidated totals, was as follows:

(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services	Consolidated
At or For the Three Months Ended September 30, 2020
Net interest income	$216,851	$167,160	$(6,844)	$377,167
Provision (benefit) for credit losses	(27,217)	96,881	—	69,664

Net interest income after provision for credit losses	244,068	70,279	(6,844)	307,503
Noninterest income	78,587	35,105	5,118	118,810
Noninterest expense	204,239	105,646	63,555	373,440

Income (loss) before income tax expense (benefit)	118,416	(262)	(65,281)	52,873
Income tax expense (benefit)	19,744	(8,613)	(15,560)	(4,429)

Income (loss) after income tax expense (benefit)	98,672	8,351	(49,721)	57,302
Income attributable to non-controlling interest	—	1,564	—	1,564
Preferred stock dividends	—	—	2,494	2,494

Net income (loss) available to common shareholders	98,672	6,787	(52,215)	53,244

Total assets	$13,935,521	$23,466,019	$10,164,249	$47,565,789

Revenues from external customers
Interest income	$139,827	$237,060	$43,561	$420,448
Noninterest income	78,587	35,105	5,118	118,810

Total	$218,414	$272,165	$48,679	$539,258

At or For the Three Months Ended September 30, 2019
Net interest income	$191,940	$157,437	$22,416	$371,793
Provision for credit losses	4,489	22,699	—	27,188

Net interest income after provision for credit losses	187,451	134,738	22,416	344,605
Noninterest income	57,102	47,929	(10,773)	94,258
Noninterest expense	210,728	102,841	112,051	425,620

Income (loss) before income tax expense (benefit)	33,825	79,826	(100,408)	13,243
Income tax expense (benefit)	6,817	8,172	(26,724)	(11,735)

Income (loss) after income tax expense (benefit)	27,008	71,654	(73,684)	24,978
Income attributable to non-controlling interest	—	2,830	—	2,830
Preferred stock dividends	—	—	2,494	2,494

Net income available to common shareholders	27,008	68,824	(76,178)	19,654

Total assets	$13,701,633	$19,045,367	$12,945,511	$45,692,511

Revenues from external customers
Interest income	$153,843	$265,678	$40,287	$459,808
Noninterest income	57,102	47,929	(10,773)	94,258

Total	$210,945	$313,607	$29,514	$554,066

(In thousands)	Consumer Banking	Commercial Banking	Enterprise Services	Consolidated
At or For the Nine Months Ended September 30, 2020
Net interest income	$616,968	$522,619	$17,420	$1,157,007
Provision for credit losses	6,228	239,105	—	245,333

Net interest income after provision for credit losses	610,740	283,514	17,420	911,674
Noninterest income	245,277	134,709	8,841	388,827
Noninterest expense	640,417	325,425	182,438	1,148,280

Income (loss) before income tax expense (benefit)	215,600	92,798	(156,177)	152,221
Income tax expense (benefit)	37,478	11,133	(33,741)	14,870

Income (loss) after income tax expense (benefit)	178,122	81,665	(122,436)	137,351
Income attributable to non-controlling interest	—	5,950	—	5,950
Preferred stock dividends	—	—	7,481	7,481

Net income (loss) available to common shareholders	178,122	75,715	(129,917)	123,920

Total assets	$13,935,521	$23,466,019	$10,164,249	$47,565,789

Revenues from external customers
Interest income	$430,162	$788,745	$135,303	$1,354,210
Noninterest income	245,277	134,709	8,841	388,827

Total	$675,439	$923,454	$144,144	$1,743,037

At or For the Nine Months Ended September 30, 2019
Net interest income	$470,738	$350,848	$58,693	$880,279
Provision for credit losses	16,406	34,473	—	50,879

Net interest income after provision for credit losses	454,332	316,375	58,693	829,400
Noninterest income	183,767	132,883	(9,170)	307,480
Noninterest expense	520,007	267,147	128,390	915,544

Income (loss) before income tax expense (benefit)	118,092	182,111	(78,867)	221,336
Income tax expense (benefit)	26,529	30,271	(27,934)	28,866

Income (loss) after income tax expense (benefit)	91,563	151,840	(50,933)	192,470
Income attributable to non-controlling interest	—	9,401	—	9,401
Preferred stock dividends	—	—	7,481	7,481

Net income available to common shareholders	91,563	142,439	(58,414)	175,588

Total assets	$13,701,633	$19,045,367	$12,945,511	$45,692,511

Revenues from external customers
Interest income	$370,016	$619,419	$88,048	$1,077,483
Noninterest income	183,767	132,883	(9,170)	307,480

Total	$553,783	$752,302	$78,878	$1,384,963

Note 23. Commitments, Contingent Liabilities and Guarantees

Financial Instruments with Off-Balance Sheet Risk In the normal course of business, the Corporation enters into financial instruments with off-balance sheet risk, primarily to meet the financing needs of its customers. These financial instruments, which are issued or held for purposes other than trading, involve elements of credit and interest-rate risk in excess of the amounts recognized in the Consolidated Statements of Financial Condition.

The Corporation’s exposure to credit loss, in the event of non-performance by the counterparty to the financial instrument is represented by the contractual amount of the commitments. The Corporation uses the same credit policies in making these commitments as it does for making direct loans. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained is based on a credit evaluation of the customer.

Financial instruments with off-balance sheet risk were as follows:

(In thousands)	At September 30, 2020	At December 31, 2019
Commitments to extend credit:
Commercial	$4,522,128	$5,743,072
Consumer	2,171,676	2,305,096

Total commitments to extend credit	6,693,804	8,048,168
Standby letters of credit and guarantees on industrial revenue bonds	116,792	129,192

Total	$6,810,596	$8,177,360

Commitments to Extend Credit: Commitments to extend credit are agreements to lend provided there is no violation of any condition in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a certain amount of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral to secure any funding of these commitments predominantly consists of residential and commercial real estate mortgages.

Standby Letters of Credit and Guarantees on Industrial Revenue Bonds: Standby letters of credit and guarantees on industrial revenue bonds are conditional commitments issued by the Corporation guaranteeing the performance of a customer to a third party. These conditional commitments expire in various years through 2039. The majority of these standby letters of credit are collateralized. Collateral held consists primarily of commercial real estate mortgages. Since the conditions under which the Corporation is required to fund these commitments may not materialize, the cash requirements are expected to be less than the total outstanding commitments.

Contingencies and Guarantees The Corporation has originated and sold certain loans, and additionally acquired the potential liability for loans originated and sold by merged or acquired entities, for which the buyer has limited recourse to the Corporation in the event the loans do not perform as specified in the agreements. These loans had an outstanding balance of $6.6 million and $6.2 million at September 30, 2020 and December 31, 2019, respectively. The maximum potential amount of undiscounted future payments that the Corporation could be required to make in the event of nonperformance by the borrower totaled $6.6 million and $6.0 million at September 30, 2020 and December 31, 2019, respectively. In the event of nonperformance, the Corporation has rights to the underlying collateral securing the loans. At December 31, 2019 the Corporation had recorded a liability of $0.1 million, in connection with the recourse agreements, in other liabilities. There was no recorded liability at September 30, 2020.

In addition, the Corporation acquired, through the Merger, certain Small Business Administration (“SBA”) guaranteed loans in which the guaranteed portion had been sold to a third party investor. In the event these loans default and the SBA guaranty is no longer intact (i.e. an issue is found to have occurred during the origination or the liquidation of the loans) the Corporation would be liable to make the loan whole to the third party investor. The maximum potential amount of undiscounted future payments that the Corporation could be required to make in the event of default by the borrower was $13.9 million and $16.7 million at September 30, 2020 and December 31, 2019, respectively. In the event of default, the Corporation has rights to the underlying collateral securing the loans. At September 30, 2020 and December 31, 2019, the Corporation had recorded a liability of $0.8 million and $0.9 million, respectively, in other liabilities.

Representations, Warranties and Contractual Liabilities In connection with the Corporation’s residential mortgage loan sales, and the historical sales of merged or acquired entities, the Corporation makes certain representations and warranties that the loans meet certain criteria, such as collateral type, underwriting standards and the manner in which the loans will be serviced. The Corporation may be required to repurchase individual loans and/or indemnify the purchaser against losses if the loan fails to meet established criteria. In addition, some agreements contain a requirement to repurchase loans as a result of early payoffs by the borrower, early payment default of the borrower or the failure to obtain valid title. At September 30, 2020 and December 31, 2019 the liability recorded in connection with these representations and warranties was $3.8 million and $5.7 million, respectively, included in other liabilities.

Litigation Contingencies From time to time, we are a party to legal proceedings arising out of our lending, leasing and deposit operations, including foreclosure proceedings and other collection actions as part of our lending and leasing collections activities. We may also be subject to regulatory examinations and enforcement actions brought by federal regulators, including the SEC, the Federal Reserve, the OCC and the CFPB which may impose sanctions on us for failures related to regulatory compliance. From time to time borrowers and other customers, and employees and former employees have also brought actions against us, in some cases claiming substantial damages. We, like other financial services companies are subject to the risk of class action litigation. Litigation is often unpredictable and the actual results of litigation cannot be determined and therefore the ultimate resolution of a matter and the possible range of loss associated with certain potential outcomes cannot be established. Based on our current understanding of our pending legal proceedings, management does not believe that judgments or settlements arising from pending or threatened legal matters, individually or in the aggregate, would have a material adverse effect on our consolidated financial position, operating results or cash flows.